Exhibit 1.1

EXECUTION VERSION

Pricing Agreement

October 4, 2012

Merrill Lynch, Pierce, Fenner & Smith

                    Incorporated

One Bryant Park

New York, NY 10036

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

As Representatives of the several

Underwriters named in Schedule I hereto,

Ladies and Gentlemen:

BBVA U.S. Senior, S.A. Unipersonal, a sociedad anónima incorporated under the laws of the Kingdom of Spain (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, a copy of which is attached hereto (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Payment of principal and interest on the Designated Securities, as well as payment of the redemption price for the Designated Securities upon any redemption thereof plus accrued but unpaid interest on the Designated Securities, upon the dissolution, winding up or liquidation of the Company, will be fully, irrevocably and unconditionally guaranteed, on a senior basis (the “Guarantees”) by Banco Bilbao Vizcaya Argentaria, S.A, a sociedad anónima incorporated under the laws of the Kingdom of Spain (the “Guarantor”), to the extent described in the Pricing Prospectus (as defined in the Underwriting Agreement).

Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the Applicable Time (as set forth in Schedule II attached hereto), except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Prospectus (as defined in the Underwriting Agreement), and also a representation and warranty as of the Applicable Time in relation to the Prospectus as amended or supplemented relating to the Designated Securities and the related Guarantees which are the subject of this Pricing Agreement. Each reference to the Representatives or to the Underwriters in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of each of the Underwriters pursuant to Section 13 of the Underwriting Agreement and their addresses are set forth in Schedule II hereto.

A supplement to the Prospectus relating to the Designated Securities and the related Guarantees, in the form heretofore delivered to you (the “Prospectus Supplement”), is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, each of the Company and the Guarantor jointly and severally agrees that the Company will issue and sell to each of the Underwriters, and (i) each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC has agreed, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities with related Guarantees set forth opposite the name of each such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us six (6) counterparts hereof, and upon acceptance hereof by you this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between the several Underwriters on the one hand and the Company and the Guarantor on the other.

It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in an Agreement among Underwriters.

[signature page follows]

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Very truly yours,

BBVA U.S. SENIOR, S.A. UNIPERSONAL

By:	/s/ Juan Isusi
Name: Juan Isusi
Title: Director

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By:	/s/ Erik Schotkamp
Name: Erik Schotkamp
Title: Capital and Funding Managing Director

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Accepted as of the date hereof:

MERRILL LYNCH, PIERCE, FENNER & SMITH

                               INCORPORATED

By:	/s/ Andrew R. Karp
Name: Andrew R. Karp
Title: Managing Director, Head of Investment
Grade Debt Syndicate

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director, Global Capital
Markets

On behalf of each of the Underwriters

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SCHEDULE I

Underwriter	Principal Amount of Fixed Rate Senior Notes to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$950,000,000

Morgan Stanley & Co. LLC	$950,000,000

Wells Fargo Securities, LLC	$100,000,000

Total	$2,000,000,000

I-1

SCHEDULE II

Issuer:

BBVA U.S. Senior, S.A. Unipersonal.

Titles of Designated Securities:

BBVA U.S. Senior, S.A. Unipersonal Fixed Rate Senior Notes due 2015, unconditionally and irrevocably guaranteed by Banco Bilbao Vizcaya Argentaria, S.A.

Specific Terms of Designated Securities:

See Appendix A for a copy of the Final Term Sheet relating to the Designated Securities.

Price to Public:

Fixed Rate Senior Notes due 2015:	4.664% plus accrued interest, if any, from October 10, 2012.

Purchase Price by Underwriters:

Fixed Rate Senior Notes due 2015:	99.75%.

Principal Amount:

Fixed Rate Senior Notes due 2015:	$2,000,000,000.

Minimum Initial Purchase Amount:

Fixed Rate Senior Notes due 2015:	$200,000.

Denominations:

Fixed Rate Senior Notes due 2015:	A minimum of $1,000 with increments of $1,000 thereafter.

Specified Funds for Payment of Purchase Price:

Federal (same-day) funds.

Applicable Time:

4:00pm New York time October 4, 2012

Time of Delivery:

9:00am New York time October 10, 2012

Closing Location for Delivery of Designated Securities:

New York, New York.

Additional Closing Conditions:

N/A

Additional Opinions:

N/A

Names and Addresses of Underwriters, Including the Representatives:

Merrill Lynch, Pierce, Fenner & Smith

                       Incorporated

One Bryant Park

New York, NY 10036

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Names and Addresses of Underwriters, Not Including the Representatives:

Wells Fargo Securities, LLC

301 South College Street

Charlotte, NC 28288

Listing:

New York Stock Exchange

Payment of Expenses by Company and Guarantor and by the Underwriters:

Notwithstanding Section 7 of the Underwriting Agreement, each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as an Underwriter, individually and not jointly, agrees to pay severally to the Company an amount of the out-of pocket expenses, costs and legal fees up to an amount equal to $250,000 per Underwriter for out-of pocket expenses, costs and legal fees incurred in connection with the transaction. For the avoidance of doubt, neither Underwriter will be liable for any initial or on-going expenses after payment has been made in accordance with this provision.

Selling Restrictions:

The Kingdom of Spain

The Designated Securities may not be placed in Spain in the primary market and no public offers of the Designated Securities may be carried out in Spain.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) an offer of Designated Securities to the public which are the subject of the offering contemplated in the Prospectus may not be made in that Relevant Member State other than:

(a) an offer of the Designated Securities may be made other than pursuant to Article 3(2) of the Prospectus Directive in that Relevant Member State (a “Non-exempt Offer”) following the date of publication of a prospectus in relation to such Designated Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, in accordance with the Prospectus Directive in the period beginning and ending on the dates specified in such prospectus and the Company has consented in writing to its use for the purpose of that Non-exempt Offer;

(b) at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(c) at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant underwriters nominated by the Company for any such offer; or

(d) at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Designated Securities referred to in (b) to (d) above shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Designated Securities to the public” in relation to any Designated Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Designated Securities to be offered so as to enable an investor to decide to purchase or subscribe to the Designated Securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression 2010 Amending Directive means Directive 2010/73/EU.

United Kingdom

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (“FSMA”)) in connection with the issue or sale of the Designated Securities, has only been, and will only be, communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us or the Guarantor.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the Designated Securities in, from or otherwise involving the United Kingdom.

Hong Kong

The Designated Securities may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Designated Securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Designated Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This Prospectus Supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this Prospectus Supplement and the accompanying Prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Designated Securities may not be circulated or distributed, nor may the Designated Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Designated Securities are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

The Designated Securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any Designated Securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Other Terms:

“Underwriter Information” shall mean the statements set forth in (i) the last paragraph of the cover page regarding delivery of the Securities, (ii) the names of the Underwriters, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Pricing Prospectus and the Prospectus.

Jurisdictions Specified Pursuant to Section 5(b) of the Underwriting Agreement: None.

Jurisdictions Specified Pursuant to Section 5(e) of the Underwriting Agreement: Global.

Appendix A

FINAL TERM SHEET

BBVA U.S. SENIOR, S.A. UNIPERSONAL

4.664% FIXED RATE SENIOR NOTES TERMS AND CONDITIONS

A-1

Appendix B

Issuer Free Writing Prospectus:

Final Term Sheet BBVA U.S. Senior, S.A. Unipersonal 4.664% Fixed Rate Senior Notes Terms and Conditions, dated October 4, 2012

B-1

EXECUTION COPY

BBVA U.S. Senior S.A., Unipersonal

$2,000,000,000 aggregate principal amount of Fixed Rate Senior Notes due 2015,

Fully, Irrevocably and Unconditionally Guaranteed, on a Senior Basis, by

Banco Bilbao Vizcaya Argentaria, S.A.

Underwriting Agreement

October 4, 2012

To the Representatives named from time to time in the

applicable Pricing Agreement hereinafter described.

Ladies and Gentlemen:

From time to time BBVA U.S. Senior S.A., Unipersonal (the “Company”) and Banco Bilbao Vizcaya Argentaria, S.A. (the “Guarantor”), each a sociedad anónima incorporated under the laws of the Kingdom of Spain, propose to enter into one or more Pricing Agreements (each a “Pricing Agreement”) in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine and, subject to the terms and conditions stated herein and therein, the Company proposes to issue and sell to the several firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the “Underwriters” with respect to such Pricing Agreement and the securities specified therein) $2,000,000,000 aggregate principal amount of fixed rate senior notes due 2015 (the “Securities”) specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the “Designated Securities”). Payment of principal and interest on the Securities, as well as payment of the redemption price for the Securities upon any redemption thereof plus accrued but unpaid interest on the Securities, upon the dissolution, winding up or liquidation of the Company, will be fully, irrevocably and unconditionally guaranteed, on a senior basis, by the Guarantor (the “Guarantees”), as described in the Pricing Prospectus (as defined below), for the benefit of holders from time to time of the Securities. The paying agency agreement (the “Paying Agency Agreement”) to be dated on or about October 10, 2012 among the Company, the Guarantor and The Bank of New York Mellon as the initial paying agent in respect of the Designated Securities (in such capacity, the “Paying Agent”) will provide for the provision by the Paying Agent of a duly executed and completed payment statement in connection with each payment of income (as such term is defined in the Pricing Prospectus (as defined herein)) under the Securities, and set forth certain procedures agreed by the Company, the Guarantor and the Paying Agent in order to facilitate such process, along with a form of the payment statement to be used by the Paying Agent.

The terms and rights of any particular issuance of Designated Securities and the related Guarantees shall be as specified in the Pricing Agreement relating thereto and in or pursuant to the indenture dated June 28, 2010, as supplemented by a supplemental indenture (the “First Supplemental Indenture”) to be dated on or about October 10, 2012 (as supplemented by the First Supplemental Indenture and as supplemented from time to time, the “Indenture”) among the Company, the Guarantor and The Bank of New York Mellon (in such capacity, the “Trustee”). In addition, the Pricing Agreement may contain, if appropriate, the terms and the conditions upon which the Designated Securities are to be offered or sold outside the United States and any provisions relating thereto. The Designated Securities are not to be offered, distributed or sold in Spain in the primary market and no publicity of any kind relating to the Designated Securities is to be made in Spain.

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In this Agreement and in the Pricing Agreement, the following terms shall, unless the context otherwise requires, have the meanings specified as follows:

“Act” means the United States Securities Act of 1933, as amended;

“Applicable Time” means the applicable time specified in the applicable Pricing Agreement;

“Base Prospectus” means the prospectus included in the Registration Statement relating to the Securities and the Guarantees, in the form in which it has most recently been filed with the Commission on or prior to the date of the applicable Pricing Agreement;

“Commission” means the United States Securities and Exchange Commission;

“Effective Time” with respect to the Registration Statement means such date and time as of which any part of the Registration Statement filed prior to the execution and delivery of the applicable Pricing Agreement was declared effective by the Commission or has become effective upon filing pursuant to Rule 430B(f)(2) or Rule 462(c) under the Act;

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“Final Term Sheet” means the final term sheet containing a description of the Designated Securities, prepared and filed pursuant to Section 5(a) hereof, and set forth as an appendix to the applicable Pricing Agreement;

“Pricing Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof, provided that, for purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be part of the Registration Statement pursuant to Rule 430B under the Act shall be considered to be included in the Pricing Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) under the Act;

“Prospectus” means the Base Prospectus as proposed to be supplemented by the Prospectus Supplement;

“Prospectus Supplement” means the prospectus supplement relating to the Designated Securities and the related Guarantees to be filed pursuant to Rule 424 under the Act;

“Registration Statement” means the registration statement on Form F-3 (File No. 333-167820), including the Prospectus, relating to the Securities and the Guarantees filed with the Commission, as amended to the date of the applicable Pricing Agreement;

“Significant Subsidiaries” shall mean Compass Bancshares, Inc. and Grupo Financiero BBVA Bancomer, S.A. de C.V.; and

“Underwriter Information” shall have the meaning set forth in the applicable Pricing Agreement.

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Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents which were filed under the Act or the Exchange Act on or before the date and time of the applicable Pricing Agreement, and incorporated by reference in the Registration Statement and the Prospectus, excluding any documents or portions of such documents which are deemed under the rules and regulations of the Commission under the Act not to be incorporated by reference, and, in the case of the Registration Statement, including any prospectus supplement filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of the Registration Statement. Any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act deemed to be incorporated therein by reference after the date of the applicable Pricing Agreement.

1. Particular sales of Designated Securities may be made from time to time by the Company to the Underwriters of such Securities, for whom the firms designated as representatives of the Underwriters of such Securities in the Pricing Agreement relating thereto will act as representatives (the “Representatives”). The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to an Underwriter or Underwriters who act without any firm being designated as its or their representatives. This Underwriting Agreement shall not be construed as an obligation of the Company to sell any of the Securities or as an obligation of any of the Underwriters to purchase the Securities except as set forth in a Pricing Agreement, it being understood that the obligation of the Company to issue and sell any of the Securities and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the applicable Pricing Agreement with respect to the Designated Securities specified therein. Each Pricing Agreement shall specify the aggregate principal amount and interest rate of such Designated Securities, the initial public offering price of such Designated Securities, the purchase price to the Underwriters of such Designated Securities, the names of the Underwriters of such Designated Securities, the names of the Representatives of such Underwriters, the principal amount of such Designated Securities to be purchased by each Underwriter and the underwriting discount and/or commission, if any, payable to the Underwriters with respect thereto and shall set forth the date, time and manner of delivery of such Designated Securities and payment therefor. The applicable Pricing Agreement shall also specify (to the extent not set forth in the registration statement and prospectus with respect thereto) the terms of such Designated Securities and the related Guarantees. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

2. Each of the Company and the Guarantor jointly and severally represents and warrants to, and agrees with, each of the Underwriters that:

(a) The Company and the Guarantor meet the requirements for the use of Form F-3, and the Registration Statement, including the Prospectus, has been filed with the Commission in accordance with applicable regulations of the Commission under the Act, and has been declared or has become effective under the Act;

(b) No stop order suspending the effectiveness of the Registration Statement (as amended or supplemented) has been issued and no proceeding for that purpose has been initiated or threatened, and no order preventing or suspending the

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use of the Prospectus or any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Designated Securities and the related Guarantees (an “Issuer Free Writing Prospectus”) has been issued by the Commission;

(c) At the Effective Time, the Registration Statement and the Prospectus conformed, and any amendments thereof and supplements thereto relating to the Designated Securities and the related Guarantees will conform, in all material respects to the requirements of the Act, the Exchange Act and the rules and regulations of the Commission thereunder; and neither the Registration Statement at the Effective Time nor the Prospectus as of the date thereof and, as amended or supplemented, at the Time of Delivery (as defined below) of the Designated Securities, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the case of the Registration Statement, not misleading, or in the case of the Prospectus, in light of the circumstances in which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by or on behalf of any Underwriter of Designated Securities by the Representatives expressly for use in such documents, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the Underwriter Information;

(d) The Pricing Prospectus, as supplemented by the Final Term Sheet together with any other Issuer Free Writing Prospectuses listed in an appendix to the applicable Pricing Agreement and any other “free writing prospectus”, as defined in Rule 405 under the Act, that the parties hereto shall hereafter expressly agree in writing to treat as part of the pricing disclosure package (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Prospectus Supplement or the Prospectus, and each Issuer Free Writing Prospectus and any road show presentation, including any Bloomberg road show presentation made by or on behalf of the Issuer or the Guarantor, taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by or on behalf of any Underwriter of Designated Securities by the Representatives expressly for use in such documents or the Pricing Disclosure Package, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the Underwriter Information;

(e) Each document incorporated by reference in the Pricing Prospectus or the Prospectus, when it became effective or was filed with the Commission, as the case may be, complied in all material respects with the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of

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such documents contained any untrue statement of any material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Pricing Prospectus or the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain any untrue statement of any material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (i) no such documents were filed with the Commission following the Commission’s close of business on the business day immediately prior to the date of the applicable Pricing Agreement and prior to the execution of the applicable Pricing Agreement, except as set forth on a schedule to the applicable Pricing Agreement; and (ii) this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by or on behalf of any Underwriter of Designated Securities by the Representatives expressly for use in such documents;

(f) The Paying Agency Agreement will provide for the provision by the Paying Agent of a duly executed and completed payment statement in connection with each payment of income (as such term is defined in the Pricing Prospectus) under the Securities, and set forth certain procedures agreed by the Company, the Guarantor and the Paying Agent in order to facilitate such process, along with a form of the payment statement to be used by the Paying Agent;

(g) Each of the Company, the Guarantor and each of the Significant Subsidiaries has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own, lease, license and operate its properties and conduct its business as described in the Registration Statement and the Pricing Prospectus;

(h) Neither the Company, the Guarantor nor any of the Significant Subsidiaries is in violation of its respective charter or by-laws or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Guarantor and the Guarantor’s subsidiaries, taken as a whole (“Material Adverse Effect”);

(i) The issue and sale of the Designated Securities and the execution and delivery by the Company and the Guarantor of, and the performance by the Company and the Guarantor of their respective obligations under, as applicable, all of the provisions of the Designated Securities, the related Guarantees and the Pricing Agreement (including the provisions of this Agreement), and compliance with the terms and provisions thereof, will not result in a breach or violation of any of the

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terms and provisions of the charter or by-laws (or similar constitutive documents) of the Company or the Guarantor, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Guarantor pursuant to, the charter or by-laws (or similar constitutive documents) of the Company or the Guarantor, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or the Guarantor or any of their respective properties, or any agreement or instrument to which the Company or the Guarantor is a party or by which the Company or the Guarantor is bound or to which any of the properties of the Company or the Guarantor is subject; and the Company has full power and authority (corporate and other) to authorize, issue and sell the Designated Securities, and the Guarantor has full power and authority (corporate and other) to authorize and issue on a senior basis the related Guarantees, in each case as contemplated by the Pricing Agreement (including the provisions of this Agreement);

(j) Except as disclosed in the Pricing Prospectus, since the end of the period covered by the latest financial statements included in the Pricing Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Guarantor and the Guarantor’s subsidiaries, taken as a whole, that has resulted, or is likely to result, in a Material Adverse Effect and (ii) there has been no change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Guarantor and the Guarantor’s subsidiaries, taken as a whole, that has resulted, or is likely to result, in a Material Adverse Effect;

(k) The issued and outstanding share capital of the Guarantor has been duly authorized and validly issued and is fully paid and non-assessable (i.e., will not subject any holder thereof to further calls or to personal liability to the Guarantor or any of its creditors by reason only of being such holder); none of the outstanding shares of the Company was issued in violation of preemptive or other similar rights;

(l) Each of the Company and the Guarantor has implemented and uses procedures that it reasonably believes are required by applicable regulations, and, in the case of the Guarantor, also by the Bank of Spain, to monitor, review, calculate, assess and maintain the sufficiency of its and, in the case of the Guarantor, its consolidated subsidiaries’ reserves in light of all the circumstances; each of the Company and the Guarantor calculates, reviews, assesses and estimates its, and, in the case of the Guarantor, its regulated consolidated subsidiaries’, regulatory capital requirements, and each of the Company and the Guarantor reasonably believes that its methodology in relation to its risk-based capital position and requirements is, in light of all the circumstances, fair and in accordance with applicable regulations in all material respects;

(m) This Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantor;

(n) The applicable Pricing Agreement (including the provisions of this Agreement) has been duly authorized, executed and delivered by each of the Company and the Guarantor;

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(o) All material consents, approvals, authorizations, orders, registrations, clearances and qualifications of or with any court or governmental agency or body or any stock exchange authorities having jurisdiction over the Company and the Guarantor required for the issue and sale of the Designated Securities, for the performance by the Guarantor of its obligations under the related Guarantees, and for the execution and delivery by the Company and the Guarantor of the applicable Pricing Agreement to be duly and validly authorized, have been obtained or made and are in full force and effect;

(p) The Designated Securities have been duly authorized, and, when issued, delivered and paid for pursuant to a Pricing Agreement, the Designated Securities will have been duly executed, authenticated, issued and delivered by the Company in accordance with Spanish law, will be fully paid and non-assessable and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and no holder thereof will be subject to personal liability by reason only of being such a holder; the Designated Securities will not be subject to the pre-emptive rights of any shareholder of the Company and will be consistent with the description thereof contained in the Prospectus and the applicable Prospectus Supplement, and such descriptions will conform to the rights set forth in the instruments defining the same;

(q) The Guarantees related to the Designated Securities have been duly authorized, and, when Designated Securities of the Company are issued, delivered and paid for pursuant to this Agreement and the Pricing Agreement with respect to such Designated Securities, the Guarantees will have been duly endorsed thereon and will constitute valid and legally binding obligations of the Guarantor with respect to such Designated Securities, enforceable in accordance with their terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(r) The obligations of the Guarantor under the Guarantees will constitute, under the laws of the Kingdom of Spain, a full, irrevocable and unconditional guarantee of the Guarantor, and under the Guarantees the holders of the Designated Securities may enforce the Guarantees directly against the Guarantor, the obligations of the Guarantor are independent of the obligations of the Company and the Guarantor shall be liable as principal and sole debtor (garantía solidaria e irrevocable);

(s) The Paying Agency Agreement, on or prior to the Time of Delivery, will be duly authorized by each of the Company and the Guarantor and will constitute valid and legally binding agreements of each of the Company and the Guarantor, enforceable against each of them in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, arrangement or other similar laws of general application affecting the enforcement of creditors’ rights generally, including without limitation, applicable fraudulent transfer or other similar laws, and, subject as to enforceability, to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law);

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(t) Neither the Company, the Guarantor nor any of its or their affiliates (as defined in Rule 405 under the Act), nor any person acting on its or their behalf (other than any Underwriter, as to which no representation is made) has taken or will take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to cause or result in, the stabilization in violation of applicable laws or manipulation of the price of any security of the Company or the Guarantor to facilitate the sale or resale of the Designated Securities;

(u) Neither the Company nor the Guarantor is, and after giving effect to the offering and sale of the Designated Securities and the application of the proceeds thereof, neither of them will be, required to register as an “investment company” as such term is defined in the U.S. Investment Company Act of 1940, as amended;

(v) Except as described in the Pricing Prospectus, no stamp or other issuance or transfer taxes or duties or similar fees or charges are payable by or on behalf of the Underwriters to the Kingdom of Spain or any political subdivision or taxing authority thereof or therein in connection with (i) the issuance, sale and delivery by the Company of the Designated Securities or by the Guarantor of the related Guarantees to or for the respective accounts of the Underwriters or (ii) the sale and delivery by the Underwriters of the Designated Securities and the related Guarantees in accordance with the terms of this Agreement and in the manner contemplated by the Pricing Prospectus and the Registration Statement;

(w) The statements set forth in the Pricing Prospectus and the Registration Statement under the caption “Certain Terms of the Notes and the Notes Guarantees” and “Description of the Notes and of the Guarantees”, taken together, insofar as they purport to constitute a summary of the terms of the Designated Securities and the related Guarantees, respectively, and under the captions “Spanish Tax Considerations” and “U.S. Tax Considerations”, insofar as they purport to describe the provisions of the laws referred to therein, in each case when read together with any Final Term Sheet and any other Issuer Free Writing Prospectuses listed in an appendix to the applicable Pricing Agreement, are accurate and complete in all material respects;

(x) Neither the Company, the Guarantor, any of the Significant Subsidiaries nor, to the knowledge of the Company or the Guarantor, any director, officer, agent or employee of the Company, the Guarantor or any of the Significant Subsidiaries is aware or has taken any action, directly or indirectly, that would result in a violation by such persons of the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), and the Company, the Guarantor, each of the Significant Subsidiaries and, to the knowledge of the Company and the Guarantor, their respective affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure continued compliance therewith;

(y) Except as described in the Prospectus, the Company, the Guarantor and each of the Significant Subsidiaries maintain a system of controls and procedures reasonably designed to ensure that the operations of the Company, the Guarantor and each of the Significant Subsidiaries are conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the

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European Union, the Kingdom of Spain, the United States and each State thereof and the United Mexican States and the money laundering statutes and the rules and regulations thereunder (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Guarantor or any Significant Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or the Guarantor, threatened;

(z) Neither the Company, the Guarantor nor any of its Affiliates is currently subject to sanctions in a material amount administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or any similar European, Spanish or Mexican, as applicable, sanctions administered by the European Union, Spain or the United Mexican States, as applicable; and the Company and the Guarantor will directly or indirectly use the transaction proceeds so as not to contravene any OFAC or any similar European, Spanish or Mexican regulations that may be applicable to them;

(aa) The Company, the Guarantor and each of the Guarantor’s subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and each of the Company’s, the Guarantor’s and each of the Guarantor’s subsidiaries’ internal controls over financial reporting are effective and neither the Company, nor the Guarantor nor any of its or their subsidiaries is aware of any material weakness in its or their internal controls over financial reporting;

(bb) Each of the Company, the Guarantor and each of the Guarantor’s subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act);

(cc) Except as set forth in the Pricing Disclosure Package and the Prospectus (in each case, exclusive of any amendment or supplement thereto), no litigation, prosecution, investigation, arbitration or administrative proceeding involving the Company, the Guarantor, any of the Guarantor’s subsidiaries or any of their respective properties is pending, or, to the knowledge of the Company or the Guarantor, threatened, except to the extent that any such litigation, prosecution, investigation, arbitration or proceeding, if resolved unfavorably to the Company, the Guarantor, any of the Guarantor’s subsidiaries or any of their respective properties, would not, individually or in the aggregate, have a Material Adverse Effect;

(dd) The Company has not issued any senior debt instruments (instrumentos de deuda) after June 30, 2012, other than as disclosed in the Pricing Disclosure Package; and

(ee) Deloitte, S.L., who have certified certain financial statements of the Guarantor, are independent public accountants in respect of the Guarantor and the Company as required by the Act and the applicable rules and regulations of the Commission.

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3. Upon the execution of the applicable Pricing Agreement and authorization by the Representatives of the release of the Designated Securities, the several Underwriters propose to offer such Designated Securities for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented.

4. Designated Securities to be purchased by each Underwriter pursuant to the applicable Pricing Agreement, in the form specified in such Pricing Agreement, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of Federal (same day) funds to the account specified by the Company in the currency specified in such Pricing Agreement, all in the manner and at the place and time and date specified in such Pricing Agreement or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the “Time of Delivery” for such Designated Securities.

5. Each of the Company and the Guarantor jointly and severally covenants and agrees with each of the Underwriters:

(a) To prepare the Final Term Sheet in a form approved by the Representatives and to file such Final Term Sheet pursuant to Rule 433(d) under the Act within the time required by such Rule, and to prepare the Prospectus as amended or supplemented in relation to the applicable Designated Securities in a form approved by the Representatives, which approvals shall not be unreasonably withheld, and to file such Prospectus pursuant to Rule 424(b) under the Act no later than the Commission’s close of business on the second business day following the execution and delivery of the applicable Pricing Agreement or, if applicable, such earlier time as may be required by such Rule, and to take such steps as they deem necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, to promptly file such Prospectus; to make no further amendment or any supplement to the Registration Statement or Prospectus as amended or supplemented after the date of the applicable Pricing Agreement and prior to the Time of Delivery for the Designated Securities which shall be reasonably disapproved by the Representatives for such Securities promptly after reasonable notice thereof; to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish the Representatives with copies thereof; to file promptly all reports required to be filed by Company or by the Guarantor, as the case may be, with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act for so long as the delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of such Designated Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, (i) of the receipt of any comments from the Commission in respect of the Registration Statement or any prospectus relating to the Designated Securities and the related Guarantees, (ii) of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the

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Commission, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any examination pursuant to Section 8(e) of the Act concerning the Registration Statement or of any order preventing or suspending the use of any prospectus relating to the Designated Securities and the related Guarantees, (iv) of the suspension of the qualification of the Designated Securities or the related Guarantees for offering or sale in any jurisdiction, (v) of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any document incorporated by reference therein or for additional information with respect thereto and of receipt (whether written or oral) by it (or by any of its officers or attorneys) of any comments or other communication from the Commission relating to the Registration Statement, the Pricing Disclosure Package (and, notwithstanding any other provision of this Agreement, if any such request or communication is in writing, the Company and the Guarantor shall promptly furnish the Underwriters with a copy thereof) or any document incorporated by reference therein, and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Designated Securities and the related Guarantees or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order, (vi) of the occurrence of any event that could reasonably be expected to cause the Company or the Guarantor to withdraw, rescind or terminate the offering of the Designated Securities or would permit the Company or the Guarantor to exercise any right not to issue the Designated Securities other than as set forth in the Pricing Disclosure Package, (vii) of the occurrence of any event, or the discovery of any fact, the occurrence or existence of which would require the making of any change in any of the Pricing Disclosure Package then being used or would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (viii) of any proposal or requirement to make, amend or supplement any of the Pricing Disclosure Package or of any other material information relating to the offering of the Designated Securities or this Agreement that any Underwriter may from time to time reasonably request;

(b) Promptly from time to time to take such action as the Representatives may reasonably request, after consultation with the Company and the Guarantor, to qualify such Designated Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and as are specified in the applicable Pricing Agreement and to maintain such qualification in effect for not less than one year from the date of the applicable Pricing Agreement; provided, however, that additional such jurisdictions may be reasonably requested by the Representatives, with the prior consent of the Company and the Guarantor, subsequent to the date thereof; and provided further that in connection therewith neither the Company nor the Guarantor shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) To furnish the Underwriters with copies of the Prospectus, as amended or supplemented, in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required under the Act at any time in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include any

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untrue statement of any material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or the Registration Statement or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify the Representatives and upon their request to file such document and to prepare and furnish, without charge, to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

(d) To make generally available to its security holders as soon as practicable following the issuance of any Designated Securities, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earning statement of the Guarantor and the Guarantor’s other subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Guarantor, Rule 158 under the Act);

(e) During the period beginning from the date of the applicable Pricing Agreement and continuing to and including the later of (i) the completion of the sale of the Securities by the Underwriters (as determined by the Representatives), but not more than 30 days following the Time of Delivery, and (ii) the Time of Delivery for such Designated Securities, not to offer, sell, contract to sell or otherwise dispose of, in the jurisdiction(s) specified in the applicable Pricing Agreement, any securities issued or guaranteed by the Company or the Guarantor which mature more than one year after such Time of Delivery and which are substantially similar to such Designated Securities, without the prior written consent of the Representatives;

(f) The Company and the Guarantor will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to their respective securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Act, covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period;

(g) The Guarantor will use its commercially reasonable best efforts, and shall cause the Company to use its best efforts, to ensure that prior to the Time of Delivery, if it is required, the public deed in respect of the Designated Securities is registered in the Vizcaya Mercantile Registry, the announcement related to the issue of the Designated Securities is published in the Official Gazette of the Mercantile Registry (Boletín Oficial del Registro Mercantil) and the número de operación financiera (N.O.F.) is obtained from the Bank of Spain, to the extent legally required;

(h) The Guarantor shall use its commercially reasonable best efforts to cause any other documents necessary to be filed by the Company or the Guarantor with the Vizcaya Mercantile Registry to be so filed;

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(i) To use their best efforts to effect, promptly following the Time of Delivery, the authorization of the Designated Securities for listing on the New York Stock Exchange, Inc., or any other stock exchange on which the Prospectus specifies that the Designated Securities may be listed, subject only to official notice of issuance, and to permit the Designated Securities to be eligible, at the Time of Delivery, for clearance and settlement through the facilities of the Depository Trust Corporation (“DTC”), or any other clearance and settlement entity through which the Prospectus specifies that clearance and settlement of the Designated Securities may be made;

(j) Without the prior written consent of the Representatives, none of the Company, the Guarantor, their respective affiliates or any person acting on its or their behalf has given or will give to any prospective purchaser of the Designated Securities any written information concerning the offering of the Designated Securities other than materials contained in the Pricing Disclosure Package, the Prospectus or any other offering materials distributed with the prior written consent of the Representatives;

(k) For so long as (i) the Designated Securities are listed on an organized market and (ii) Law 13/1985 of 25 May, on Investment Ratios, Own Funds and Information Obligations of Financial Intermediaries (Ley 13/1985, 25 de mayo, de coeficientes de inversión, recursos propios y obligaciones de información de los intermediarios financieros), as amended by Law 6/2011, of 11 April (Ley 6/2011, de 11 de abril, por la que se modifican la Ley 13/1985, de 25 de mayo, de coeficientes de inversión, recursos propios y obligaciones de información de los intermediarios financieros, la Ley 24/1988, de 28 de julio, del Mercado de Valores y el Real Decreto Legislativo 1298/1986, de 28 de junio, sobre adaptación del derecho vigente en materia de entidades de crédito al de las Comunidades Europeas) (“Law 13/1985”) applies, neither the Company nor the Guarantor shall withhold tax on payments made to any holders of the Designated Securities provided the procedures set forth in Royal Decree 1065/2007, of 27 July (Real Decreto 1065/2007, de 27 de Julio, por el que se aprueba el Reglamento General de las actuaciones y los procedimientos de gestión e inspección tributaria y de desarrollo de las normas comunes de los procedimientos de aplicación de los tributos), as amended by Royal Decree 1145/2011, of 29 July (Real Decreto 1145/2011, de 29 de julio, por el que se modifica el Reglamento general de las actuaciones y los procedimientos de gestión e inspección tributaria y de desarrollo de las normas comunes de los procedimientos de aplicación de los tributos, aprobado por Real Decreto 1065/2007, de 27 de julio) are complied with. If these procedures are not complied with, payments will be subject to Spanish withholding tax, currently at the rate of 21%. In such an event, the Company or the Guarantor, as the case may be, will pay the holders from time to time of the Designated Securities such additional amounts as may be necessary in order that the net amount received by such holders after such withholding equals the sum of the respective amounts of principal, premium, if any, and interest, if any, which would otherwise have been received in respect of such Designated Securities in the absence of such withholding;

(l) For so long as the Designated Securities are outstanding, the Guarantor will maintain 100% direct or indirect ownership of the share capital of the Company; and

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(m) If the Company or the Guarantor maintains a paying agent in respect of the Designated Securities or the related Guarantees in a European Union member state, it will ensure that it maintains a paying agent in a European Union member state that will not be obliged to withhold or deduct tax pursuant to the European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of 26/27 November 2000 (each, a “Directive”) or any law implementing or complying with, or introduced in order to conform to, such Directive.

6. (a) Each of the Company and the Guarantor jointly and severally represents and agrees that (i) without the prior written consent of the Underwriters, other than the Issuer Free Writing Prospectuses listed in an appendix to the applicable Pricing Agreement, it has not made and will not make any offer relating to the Designated Securities that (A) would constitute an Issuer Free Writing Prospectus or (B) would otherwise constitute a “free writing prospectus”, as defined in Rule 405 under the Act, required to be filed with the Commission or retained by the Company or the Guarantor pursuant to Rule 433 under the Act, (ii) it has complied and will comply with the requirements of Rules 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending and (iii) it will treat any such free writing prospectus consented to by the Underwriters as an Issuer Free Writing Prospectus.

(b) Each Underwriter represents and agrees that, without the prior written consent of the Company and the Guarantor and the other Underwriters, it has not made and will not make any offer relating to the Designated Securities that (i) would constitute an Issuer Free Writing Prospectus, or (ii) would otherwise constitute a “free writing prospectus”, as defined in Rule 405 under the Act, required to be filed with the Commission or retained by the Company or the Guarantor pursuant to Rule 433 under the Act; provided, however, that each of the Company and the Guarantor consents to the use by each Underwriter of a “free writing prospectus” not required to be filed with the Commission or retained by the Company or the Guarantor pursuant to Rule 433 under the Act that contains only (A) information describing the preliminary terms of the Designated Securities or their offering which, in their final form, will not be inconsistent with the Final Term Sheet or the other Issuer Free Writing Prospectuses listed in an appendix to the applicable Pricing Agreement, (B) information that describes the final terms of the Designated Securities or their offering and that is included in the Final Term Sheet or any other Issuer Free Writing Prospectuses listed in an appendix to the applicable Pricing Agreement and (C) information that is in any electronic road show related to the Designated Securities and approved in writing as such by the Company or the Guarantor.

(c) Any such “free writing prospectus”, as defined in Rule 405 under the Act, the use of which has been consented to by the Company, the Guarantor and the Underwriters (including the Final Term Sheet) will be listed in an appendix to the applicable Pricing Agreement.

7. Each of the Company and the Guarantor jointly and severally covenants and agrees with the several Underwriters that the Company or the Guarantor will pay or cause to be paid all those costs, expenses and disbursements relating or incident to the offering, purchase, sale and delivery of Designated Securities as are set forth in the applicable Pricing Agreement.

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8. The obligations of the Underwriters of any Designated Securities under the applicable Pricing Agreement shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties of the Company and the Guarantor in or incorporated by reference in the applicable Pricing Agreement are, at and as of the Time of Delivery for such Designated Securities, true and correct, the condition that each of the Company and the Guarantor shall have performed all of its respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Final Term Sheet, together with any other Issuer Free Writing Prospectuses listed in an appendix to the applicable Pricing Agreement and any other “free writing prospectus”, as defined in Rule 405 under the Act, that the parties hereto shall hereafter expressly agree in writing to treat as part of the Pricing Disclosure Package shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433(d) under the Act and the Prospectus as amended or supplemented in relation to such Designated Securities shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company or the Guarantor, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with;

(b) U.S. counsel and, if specified in the applicable Pricing Agreement, Spanish counsel for the Underwriters shall each have furnished to the Representatives such written opinion or opinions, dated the Time of Delivery for such Designated Securities, with respect to the Pricing Agreement (including the provisions of this Agreement), the Designated Securities, the Guarantees, the Pricing Disclosure Package, the Prospectus and the Registration Statement (as amended or supplemented at the Time of Delivery for such Designated Securities) and other related matters not exceeding the scope of those covered in the opinions given pursuant to Sections 8(c) and 8(d), respectively, below as the Underwriters may reasonably require, and the Company and the Guarantor shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass on such matters;

(c) U.S. counsel for the Company and the Guarantor shall have furnished to the Representatives its written opinion, dated the Time of Delivery for such Designated Securities, reasonably satisfactory to the Underwriters and substantially similar in form and substance to Schedule 8(c) attached hereto;

(d) Spanish counsel for the Company and the Guarantor shall have furnished to the Representatives their written opinion, dated the Time of Delivery for such Designated Securities, reasonably satisfactory to the Underwriters and substantially similar in form and substance to Schedule 8(d) attached hereto;

(e) At the Applicable Time and at the Time of Delivery for the Designated Securities, each firm of independent accountants that has certified financial statements of the Guarantor included or incorporated by reference in the Registration Statement shall have furnished to the Underwriters and the directors of the Guarantor a letter or letters, dated each such date, in form and substance satisfactory to the

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Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus and substantially similar in form and substance to Schedule 8(e) attached hereto;

(f) Except as contemplated in the Prospectus, as amended or supplemented, since the Applicable Time there shall not have occurred (i) any change or decrease specified in the letter or letters referred to in Section 8(e) or (ii) any change, or any development involving a prospective change, in or affecting the financial condition, earnings, business, operations, prospects or properties of the Guarantor and the Guarantor’s subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, that, in any case referred to in paragraphs (i) or (ii) above, the Representatives conclude, in their judgment, impairs the investment quality of the Designated Securities so as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities as contemplated by the Prospectus, and from the Applicable Time to the Time of Delivery (as specified in the Pricing Agreement), no rating of the Company’s securities or the Guarantor’s securities shall have been lowered by Moody’s, S&P or Fitch, and other than announcements made prior to the Applicable Time, none of Moody’s, S&P or Fitch shall have publicly announced that it has under surveillance or review with possible negative implications any rating of the Company’s securities or the Guarantor’s securities;

(g) At or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in any securities of the Company or the Guarantor by the Spanish Comisión Nacional del Mercado de Valores, the Commission, any Spanish Stock Exchange (which term shall include the Madrid, Barcelona, Valencia and Bilbao Stock Exchanges), the New York Stock Exchange, Inc. or the London Stock Exchange; (ii) a suspension or material limitation of trading in securities generally on any Spanish Stock Exchange, the New York Stock Exchange, Inc., the London Stock Exchange or in the over-the-counter market, or any setting of minimum or maximum prices for trading on such exchange; (iii) a banking moratorium declared by any U.S. federal, New York, United Kingdom or Spanish authorities or a material disruption in clearance or settlement systems in the United States, the United Kingdom or the Kingdom of Spain; (iv) a change or development involving a prospective change in taxation in Spain affecting the Securities or the imposition of exchange controls by the United States or Spain; (v) a material outbreak or escalation of hostilities involving the United States or Spain or the declaration by the United States or Spain of a national emergency or war or (vi) the occurrence of any material adverse change in the existing financial, political or economic conditions in the United States or Spain, where the effect of any such event specified in paragraphs (i) through (vi) above is in the judgment of the Representatives, after consultation with the Guarantor, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Prospectus as amended or supplemented relating to the Designated Securities and the related Guarantees;

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(h) Each of the Company and the Guarantor shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the Business Day next succeeding the date of the applicable Pricing Agreement;

(i) At the Time of Delivery, the Designated Securities shall have been approved for clearance and settlement through the facilities of DTC, or any other clearance and settlement entity through which the Prospectus specifies that clearance and settlement of the Designated Securities may be made;

(j) Each of the Company and the Guarantor shall have furnished or caused to be furnished to the Representatives at the Time of Delivery for the Designated Securities a certificate or certificates of an officer of each of the Company and the Guarantor substantially similar in form and substance to Schedules 8(j)(1) and 8(j)(2) attached hereto, as to the accuracy of the representations and warranties of the Company and the Guarantor herein at and as of such Time of Delivery, as to the performance each of the Company and the Guarantor of all of its obligations hereunder to be performed at or prior to such Time of Delivery and as to the matters set forth in subsections (a) and (f) of this Section;

(k) The notarial deed relating to the issuance of the Designated Securities and the related Guarantees shall have been duly granted and registered with the Commercial Registry of Vizcaya, the publication in the Spanish Commercial Registry Official Gazette (Boletín Oficial del Registro Mercantil) regarding the issue of the Designated Securities shall have been duly made and the número de operación financiera (N.O.F.) relating to the issuance of the Designated Securities shall have been obtained from the Bank of Spain; and

(l) If any condition specified in this Section 8 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company and the Guarantor at any time at or prior to the Time of Delivery, and such termination shall be without liability of any party to any other party except that Sections 7, 9, 11, 14, 15, 16, 17 and 19 hereof and any related provisions of the applicable Pricing Agreement shall survive any such termination and remain in full force and effect.

9.

(a) The Company and the Guarantor jointly and severally agree to indemnify and hold harmless each Underwriter, its directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act against any losses, claims, damages or liabilities or expenses, joint or several, as incurred to which such Underwriter, director, officer, employee or controlling person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any preliminary prospectus, any preliminary prospectus supplement, the Registration Statement or the Prospectus, as amended or supplemented, the Pricing Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any road show materials, in each case, relating to the Designated Securities and the related Guarantees, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will

17

reimburse each Underwriter and each such director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by such Underwriter) as such expenses are incurred by such Underwriter in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage or liability to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, any preliminary prospectus supplement, the Registration Statement or the Prospectus, as amended or supplemented, the Pricing Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or any road show materials, in each case, relating to the Designated Securities and the related Guarantees, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company or the Guarantor by any Underwriter of Designated Securities through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the Underwriter Information.

(b) Each Underwriter severally but not jointly agrees to indemnify and hold harmless the Company and the Guarantor, its respective directors and officers, against any loss, claim, damage, liability or expense, as incurred, to which the Company or the Guarantor, as the case may be, may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any preliminary prospectus, any preliminary prospectus supplement, the Registration Statement or the Prospectus, as amended or supplemented, the Pricing Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus, in each case, relating to the Designated Securities and the related Guarantees, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, any preliminary prospectus supplement, the Registration Statement or the Prospectus, as amended or supplemented, the Pricing Prospectus, the Pricing Disclosure Package, or any Issuer Free Writing Prospectus, in each case, relating to the Designated Securities and the related Guarantees, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company or the Guarantor by any Underwriter of Designated Securities through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the Underwriter Information; and will reimburse the Company and the Guarantor for any legal or other expenses reasonably incurred by the Company or the Guarantor in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof;

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but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall, so far as permitted by any insurance policy of the indemnified party and subject to the indemnifying party agreeing to indemnify the indemnified party against all judgments and other liabilities resulting from such action, be entitled to participate therein and, to the extent that it may elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided that, if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel, to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnified party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the representatives representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). An indemnifying party will not, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the indemnifying party of such request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

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(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) or expenses referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters of the Designated Securities on the other from the offering of the Designated Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantor on the one hand and the Underwriters of the Designated Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof) or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and such Underwriters on the other shall be deemed to be in the same respective proportions as the total net proceeds from such offering (before deducting expenses) received by the Company and the Guarantor bear to the total underwriting discounts and commissions received by such Underwriters, in each case as set forth on the cover page of the Prospectus, as amended or supplemented. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Designated Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

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(e) The joint and several obligations of the Company and the Guarantor under this Section 9 shall be in addition to any liability which the Company and the Guarantor may otherwise have and shall extend, upon the same terms and conditions, to each officer, director or employee of each Underwriter and to each person, if any, who controls, is controlled by or is under common control with any Underwriter within the meaning of the Act or the Exchange Act; and the several obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer, director or employee of the Company or the Guarantor and to each person, if any, who controls the Company or the Guarantor within the meaning of the Act or the Exchange Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Designated Securities which it has agreed to purchase under the applicable Pricing Agreement, the Representatives may in their discretion, after giving notice to and consulting with the Company and the Guarantor, arrange for themselves or another party or other parties to purchase such Designated Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Designated Securities, then the Company and the Guarantor shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Designated Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company and the Guarantor that they have so arranged for the purchase of such Designated Securities, or the Company and the Guarantor notify the Representatives that it has so arranged for the purchase of such Designated Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for such Designated Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and each of the Company and the Guarantor agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to the applicable Pricing Agreement.

(b) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives or the Company as provided in subsection (a) above, the aggregate principal amount of such Designated Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Designated Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Designated Securities which such Underwriter agreed to purchase under the applicable Pricing Agreement and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Designated Securities which such Underwriter agreed to purchase under

21

such Pricing Agreement) of the Designated Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives or the Company as provided in subsection (a) above, the aggregate principal amount of Designated Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Designated Securities, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Designated Securities of a defaulting Underwriter or Underwriters, then the applicable Pricing Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Guarantor, except for the expenses to be borne by the Guarantor and the Company on the one hand and the Underwriters on the other hand, as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantor and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, the Company, the Guarantor or any officer or director or controlling person of the Underwriters, the Company or the Guarantor, and shall survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

12. If any Pricing Agreement shall be terminated pursuant to Section 10 hereof, the Company and the Guarantor shall not then be under any liability to any Underwriter with respect to the Designated Securities covered by such Pricing Agreement except that Sections 7, 9, 11, 14, 15, 16, 17 and 19 hereof and any related provisions of the applicable Pricing Agreement shall survive any such termination and remain in full force and effect.

13. In all dealings hereunder, the Representatives of the Underwriters of Designated Securities shall act on behalf of each such Underwriter, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the applicable Pricing Agreement.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the address of the Representatives as set forth in the applicable Pricing Agreement; and, if to the Company or the Guarantor, shall be delivered or sent by mail, telex or facsimile transmission to BBVA, Paseo de la Castellana 81, 28046, Madrid, Attention: Juan Isusi and Cristina Cortadi; Facsimile No. +34 91 537 4011; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ questionnaire, or telex constituting such questionnaire, which address will be supplied to the Company and the Guarantor by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

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14. This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Guarantor and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company or the Guarantor and each person who controls the Company, the Guarantor or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement. No purchaser of any Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Each of the Company and the Guarantor waives to the fullest extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of agency, fiduciary or similar duty to the Company or the Guarantor in connection with the offering of the Designated Securities or the process leading thereto and acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantor with respect to the offering of the Designated Securities (including in connection with determining the terms of the offering contemplated by this Agreement) and not as an agent or fiduciary to the Company, the Guarantor or any other person. Additionally, each Underwriter is not advising the Company, the Guarantor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Guarantor shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of such matters, and no Underwriter shall have any responsibility or liability to the Company, the Guarantor or any other person with respect to such matters. Any review by an Underwriter of the Company, the Guarantor, the transactions contemplated by this Agreement or any other due diligence review by such Underwriter in connection with such transactions will be performed solely for the benefit of such Underwriter and shall not be on behalf of the Company, the Guarantor or any other person. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Guarantor, Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Each of the Company and the Guarantor jointly and severally irrevocably agrees that any suit, action or proceeding against the Company or the Guarantor brought by Underwriters or by any person who controls the Underwriters, arising out of or based upon this Agreement, the Pricing Agreement or the transactions contemplated hereby may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York, and, to the extent permitted by law, irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and irrevocably submits to the nonexclusive jurisdiction of such courts in any such suit, action or proceeding. Each of the Company and the Guarantor irrevocably appoints Banco Bilbao Vizcaya Argentaria, S.A., New York Branch, as its Authorized Agent (the “Authorized Agent”) upon whom process may be served in any such suit, action or proceeding arising out of or based on this Agreement, the Pricing Agreement or the transactions contemplated hereby or thereby which may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York, by an Underwriter or by any person who controls an Underwriter, and each of the Company and the Guarantor expressly consents to the jurisdiction of any such court in respect of any such suit, action or proceeding, and waives

23

any other requirements of or objections to personal jurisdiction with respect thereto. Each of the Company and the Guarantor represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and each of the Company and the Guarantor agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company or the Guarantor, as the case may be, shall be deemed, in every respect, effective service of process upon the Company or the Guarantor, as the case may be. Notwithstanding the foregoing, any suit, action or proceeding based on this Agreement may be instituted by the Underwriters in any competent court in the Kingdom of Spain.

17. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantor, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

18. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company and the Guarantor will jointly and severally indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

19. Time shall be of the essence of each Pricing Agreement. As used herein, “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

20. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

21. Except as may be otherwise provided in a Pricing Agreement, this Agreement and each Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

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EXECUTION COPY

ANNEX I

Pricing Agreement

October 4, 2012

Merrill Lynch, Pierce, Fenner & Smith

                    Incorporated

One Bryant Park

New York, NY 10036

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

As Representatives of the several

Underwriters named in Schedule I hereto,

Ladies and Gentlemen:

BBVA U.S. Senior, S.A. Unipersonal, a sociedad anónima incorporated under the laws of the Kingdom of Spain (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, a copy of which is attached hereto (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Payment of principal and interest on the Designated Securities, as well as payment of the redemption price for the Designated Securities upon any redemption thereof plus accrued but unpaid interest on the Designated Securities, upon the dissolution, winding up or liquidation of the Company, will be fully, irrevocably and unconditionally guaranteed, on a senior basis (the “Guarantees”) by Banco Bilbao Vizcaya Argentaria, S.A, a sociedad anónima incorporated under the laws of the Kingdom of Spain (the “Guarantor”), to the extent described in the Pricing Prospectus (as defined in the Underwriting Agreement).

Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the Applicable Time (as set forth in Schedule II attached hereto), except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Prospectus (as defined in the Underwriting Agreement), and also a representation and warranty as of the Applicable Time in relation to the Prospectus as amended or supplemented relating to the Designated Securities and the related Guarantees which are the subject of this Pricing Agreement. Each reference to the Representatives or to the Underwriters in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of each of the Underwriters pursuant to Section 13 of the Underwriting Agreement and their addresses are set forth in Schedule II hereto.

A supplement to the Prospectus relating to the Designated Securities and the related Guarantees, in the form heretofore delivered to you (the “Prospectus Supplement”), is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, each of the Company and the Guarantor jointly and severally agrees that the Company will issue and sell to each of the Underwriters, and (i) each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC has agreed, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities with related Guarantees set forth opposite the name of each such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us six (6) counterparts hereof, and upon acceptance hereof by you this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between the several Underwriters on the one hand and the Company and the Guarantor on the other.

It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in an Agreement among Underwriters.

[signature page follows]

Very truly yours,

BBVA U.S. SENIOR, S.A. UNIPERSONAL

By:
Name:
Title:

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By:
Name:
Title:

Accepted as of the date hereof:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:
Name:
Title:

MORGAN STANLEY & CO. LLC

By:
Name:
Title:

On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Principal Amount of Fixed Rate Senior Notes to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$950,000,000

Morgan Stanley & Co. LLC	$950,000,000

Wells Fargo Securities, LLC	$100,000,000

Total	$2,000,000,000

SCHEDULE II

Issuer:

BBVA U.S. Senior, S.A. Unipersonal.

Titles of Designated Securities:

BBVA U.S. Senior, S.A. Unipersonal Fixed Rate Senior Notes due 2015, unconditionally and irrevocably guaranteed by Banco Bilbao Vizcaya Argentaria, S.A.

Specific Terms of Designated Securities:

See Appendix A for a copy of the Final Term Sheet relating to the Designated Securities.

Price to Public:

Fixed Rate Senior Notes due 2015:	4.664% plus accrued interest, if any, from October 10, 2012.

Purchase Price by Underwriters:

Fixed Rate Senior Notes due 2015:	99.75%.

Principal Amount:

Fixed Rate Senior Notes due 2015:	$2,000,000,000.

Minimum Initial Purchase Amount:

Fixed Rate Senior Notes due 2015:	$200,000.

Denominations:

Fixed Rate Senior Notes due 2015:	A minimum of $1,000 with increments of $1,000 thereafter.

Specified Funds for Payment of Purchase Price:

Federal (same-day) funds.

Applicable Time:

4:00pm New York time October 4, 2012

Time of Delivery:

9:00am New York time October 10, 2012

Closing Location for Delivery of Designated Securities:

New York, New York.

Additional Closing Conditions:

N/A

Additional Opinions:

N/A

Names and Addresses of Underwriters, Including the Representatives:

Merrill Lynch, Pierce, Fenner & Smith

                       Incorporated

One Bryant Park

New York, NY 10036

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Names and Addresses of Underwriters, Not Including the Representatives:

Wells Fargo Securities, LLC

301 South College Street

Charlotte, NC 28288

Listing:

New York Stock Exchange

Payment of Expenses by Company and Guarantor and by the Underwriters:

Notwithstanding Section 7 of the Underwriting Agreement, each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as an Underwriter, individually and not jointly, agrees to pay severally to the Company an amount of the out-of pocket expenses, costs and legal fees up to an amount equal to $250,000 per Underwriter for out-of pocket expenses, costs and legal fees incurred in connection with the transaction. For the avoidance of doubt, neither Underwriter will be liable for any initial or on-going expenses after payment has been made in accordance with this provision.

Selling Restrictions:

The Kingdom of Spain

The Designated Securities may not be placed in Spain in the primary market and no public offers of the Designated Securities may be carried out in Spain.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) an offer of Designated Securities to the public which are the subject of the offering contemplated in the Prospectus may not be made in that Relevant Member State other than:

(a) an offer of the Designated Securities may be made other than pursuant to Article 3(2) of the Prospectus Directive in that Relevant Member State (a “Non-exempt Offer”) following the date of publication of a prospectus in relation to such Designated Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, in accordance with the Prospectus Directive in the period beginning and ending on the dates specified in such prospectus and the Company has consented in writing to its use for the purpose of that Non-exempt Offer;

(b) at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(c) at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant underwriters nominated by the Company for any such offer; or

(d) at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Designated Securities referred to in (b) to (d) above shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Designated Securities to the public” in relation to any Designated Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Designated Securities to be offered so as to enable an investor to decide to purchase or subscribe to the Designated Securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression 2010 Amending Directive means Directive 2010/73/EU.

United Kingdom

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (“FSMA”)) in connection with the issue or sale of the Designated Securities, has only been, and will only be, communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us or the Guarantor.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the Designated Securities in, from or otherwise involving the United Kingdom.

Hong Kong

The Designated Securities may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Designated Securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Designated Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This Prospectus Supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this Prospectus Supplement and the accompanying Prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Designated Securities may not be circulated or distributed, nor may the Designated Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Designated Securities are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

The Designated Securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any Designated Securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Other Terms:

“Underwriter Information” shall mean the statements set forth in (i) the last paragraph of the cover page regarding delivery of the Securities, (ii) the names of the Underwriters, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Pricing Prospectus and the Prospectus.

Jurisdictions Specified Pursuant to Section 5(b) of the Underwriting Agreement: None.

Jurisdictions Specified Pursuant to Section 5(e) of the Underwriting Agreement: Global.

EXECUTION COPY

Appendix A

FINAL TERM SHEET

BBVA U.S. SENIOR, S.A. UNIPERSONAL

4.664% FIXED RATE SENIOR NOTES TERMS AND CONDITIONS

Appendix B

Issuer Free Writing Prospectus:

Final Term Sheet BBVA U.S. Senior, S.A. Unipersonal 4.664% Fixed Rate Senior Notes Terms and Conditions, dated October 4, 2012

Schedule 8(c)

Form of Opinion of U.S. Counsel

in connection with Section 8(c) of the Underwriting Agreement

We have acted as special United States counsel for BBVA U.S. Senior, S.A. Unipersonal, a limited liability company (sociedad anónima) organized under the laws of Spain (the “Company”), and Banco Bilbao Vizcaya Argentaria, S.A., a limited liability company (sociedad anónima) organized under the laws of Spain, as guarantor (the “Guarantor”), in connection with the Underwriting Agreement (the “Underwriting Agreement”) incorporated by reference in the Pricing Agreement dated October 4, 2012 (the “Pricing Agreement”) with you and the other several Underwriters named in Schedule I thereto under which you and such other Underwriters have severally agreed to purchase from the Company $2,000,000,000 aggregate principal amount of the Company’s Fixed Rate Senior Notes due 2015 (the “Notes”), guaranteed by the Guarantor (the “Guarantees” and, together with the Notes, the “Securities”). The Securities are to be issued pursuant to the provisions of the Indenture dated as of June 28, 2010 (the “Base Indenture”) among the Company, the Guarantor and The Bank of New York Mellon, as trustee (the “Trustee”). as supplemented by the first supplemental indenture dated as of October 10, 2012, pursuant to which the Fixed Rate Senior Notes due 2015 will be issued (the Base Indenture and the supplemental indenture, collectively, the “Indenture”).

We have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

We have also participated in the preparation of the registration statement of the Company and the Guarantor on Form F-3 (File No. 333-167820) (including the documents incorporated by reference therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”) to be issued from time to time by the Company and the Guarantor, and have participated in the preparation of the preliminary prospectus supplement dated October 4, 2012 relating to the Securities, the free-writing prospectuses set forth in Appendix B to the Pricing Agreement and the prospectus supplement dated October [—], 2012, relating to the Securities (the “Prospectus Supplement”). The registration statement became effective under the Act and the Base Indenture qualified under the Trust Indenture Act of 1939, as amended, upon the filing of the registration statement with the Commission on June 28, 2010 pursuant to Rule 462(e). The registration statement at the date of the Pricing Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus (including the Incorporated Documents) dated June 28, 2010 relating to the Shelf Securities is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Securities (or in the form first made available by the Company to the Underwriters to meet requests of purchasers of the Securities under Rule 173 under the Act), is hereinafter referred to as the “Prospectus.”

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed with or submitted to the Commission through its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system (except for required EDGAR formatting changes) conform to the versions of such documents reviewed by us prior to such formatting, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company and the Guarantor that we reviewed were and are accurate and (vii) all representations made by the Company and the Guarantor as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, we are of the opinion that:

(1)	Assuming that the Pricing Agreement has been duly authorized, executed and delivered by the Company and the Guarantor insofar as Spanish law is concerned, the Pricing Agreement has been duly executed and delivered by the Company and the Guarantor.

(2)

Assuming that the Indenture has been duly authorized, executed and delivered by the Company and the Guarantor insofar as Spanish law is concerned, the Indenture has been duly executed and delivered by the Company and the Guarantor, and the Indenture is a valid and binding agreement of the Company and the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (x) the enforceability of any waiver of rights under any usury or stay law and (y) any provisions of the Indenture that are expressed to be governed by Spanish law.

(3)

Assuming that the Notes have been duly authorized, executed and delivered by the Company insofar as Spanish law is concerned, the Notes, when the Notes are executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Pricing Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and will be entitled to the benefits of the Indenture pursuant to which such Notes are to be issued, provided that we express no opinion as to (x) the enforceability of any waiver of rights under any usury or stay law and (y) any provisions of the Notes or the Indenture that are expressed to be governed by Spanish law.

(4)

Assuming that the Pricing Agreement has been duly authorized, executed and delivered by the Company and the Guarantor insofar as Spanish law is concerned, under the laws of the State of New York relating to personal jurisdiction, each of the Company and the Guarantor has, pursuant to Section 16 of the Underwriting Agreement and Section 1.16 of the Base Indenture, validly and irrevocably submitted to the non-exclusive personal jurisdiction of any state or United States federal court located in the Borough of Manhattan, the City of New York, New York (each a “New York Court”) in any action arising out of or relating to the Indenture and the Pricing Agreement or the transactions contemplated thereby, has validly and irrevocably waived to the fullest extent it may effectively do so any objection to the venue of a proceeding in any such New York Court, and has validly and irrevocably appointed Banco Bilbao Vizcaya Argentaria, S.A., New York Branch, as its authorized agent for the purpose described therein.

(5)	Assuming the Payment Agency Agreement dated as of October 10, 2012 among the Company, the Guarantor and The Bank of New York Mellon (the “Payment Agency Agreement”) has been duly authorized, executed and delivered by the Company and the Guarantor under Spanish law, the Payment Agency Agreement has been duly executed and delivered by the Company and the Guarantor and constitutes a valid and binding agreement of the Company and the Guarantor, enforceable against each of the Company and the Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

(6)	Neither the Company nor the Guarantor is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus neither will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(7)	The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Pricing Agreement, the Indenture, the Payment Agency Agreement and the Securities (collectively, the “Documents”) and the execution and delivery by the Guarantor, and the performance by the Guarantor of its obligations under, the Documents will not contravene any provision of the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated thereby, provided that we express no opinion as to federal or state securities laws.

(8)	No consent, approval, authorization, or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Documents is required for the execution, delivery and performance by the Company or the Guarantor of its obligations under the Documents, except such as may be required under federal or state securities or Blue Sky laws as to which we express no opinion.

We have considered the statements included in the Basic Prospectus under the caption “Description of the Notes and the Notes Guarantees” and in the Prospectus Supplement under the caption “Certain Terms of the Notes and the Notes Guarantees” insofar as they summarize provisions of the Indenture and the Notes and the Guarantees. In our opinion, such statements fairly summarize these provisions in all material respects. The statements included in the Basic Prospectus under the caption “U.S. Tax Considerations,” insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, in our opinion fairly and accurately summarize the matters referred to therein in all material respects.

In rendering the opinions in paragraphs (1), (2), (3), (4) and (5) above, we have assumed that each party to the Documents and the Payment Agency Agreement, respectively, has been duly incorporated and is validly existing under the laws of the jurisdiction of its organization. In addition, we have assumed that (i) the execution, delivery and performance by each party thereto of each Document to which it is a party and of the Payment Agency Agreement, respectively, (a) are within its corporate powers, (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of such party, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon such party, provided that we make no such assumption to the extent that we have specifically opined as to such matters with respect to the Company and the Guarantor, and (ii) each Document (other than the Pricing Agreement) and the Payment Agency Agreement, respectively, is a valid, binding and enforceable agreement of each party thereto (other than as expressly covered above in respect of the Company and the Guarantor).

We express no opinion as to whether a United States federal court or a court of the State of New York would (1) have jurisdiction over a controversy arising under the Documents or (2) render or enforce a judgment in a currency other than United States dollars.

Our opinions set forth in paragraphs (2), (3), (4) and (5) above may be subject to possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights.

We note that the choice of law provisions set forth in the Indenture select Spanish law as the governing law for the due authorization and execution of the Indenture and the Notes, the Regulations (as defined in the Indenture) governing the Syndicate (as defined in the Indenture) and the duties of and all other matters relating to the Commissioner (as defined in the Indenture).

We are members of the Bar of the State of New York, and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America, except that we express no opinion as to any law, rule or regulation that is applicable to the Company and the Guarantor, the Documents, or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate. With respect to all matters of Spanish law, you have received, and we understand that you are relying upon, the opinion of J&A Garrigues, S.L.P., Spanish counsel to the Company and the Guarantor, delivered pursuant to Section 8(d) of the Underwriting Agreement.

This opinion is rendered solely to you and the other several Underwriters in connection with the Pricing Agreement. This opinion may not be relied upon by you for any other purpose or relied upon by any other person (including any person acquiring Securities from the several Underwriters) or furnished to any other person without our prior written consent.

******************************

We have acted as special United States counsel for BBVA U.S. Senior, S.A. Unipersonal, a limited liability company (sociedad anónima) organized under the laws of Spain (the “Company”), and Banco Bilbao Vizcaya Argentaria, S.A., a limited liability company (sociedad anónima) organized under the laws of Spain, as guarantor (the “Guarantor”), in connection with the Underwriting Agreement (the “Underwriting Agreement”) incorporated by reference in the Pricing Agreement dated 4, 2012 (the “Pricing Agreement”) with you and the other several Underwriters named in Schedule I thereto under which you and such other Underwriters have severally agreed to purchase from the Company $2,000,000,000 aggregate principal amount of the Company’s Fixed Rate Senior Notes due 2015 (the “Notes”), guaranteed by the Guarantor (the “Guarantees” and, together with the Notes, the “Securities”). The Securities are to be issued pursuant to the provisions of the Indenture dated as of June 28, 2010 (the “Base Indenture”) among the Company, the Guarantor and The Bank of New York Mellon, as trustee (the “Trustee”). as supplemented by the first supplemental indenture dated as of October 10, 2012, pursuant to which the Fixed Rate Senior Notes due 2015 will be issued.

We have participated in the preparation of the registration statement of the Company and the Guarantor on Form F-3 (File No. 333-167820) (including the documents incorporated by reference therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”) to be issued from time to time by the Company and the Guarantor, and have participated in the preparation of the preliminary prospectus supplement dated October 4, 2012 (the “Preliminary Prospectus Supplement”) relating to the Securities, the free writing prospectuses set forth in Appendix B to the Pricing Agreement and the prospectus supplement dated October [—], 2012, relating to the Securities (the “Prospectus Supplement”). The registration statement became effective under the Act and the Base Indenture qualified under the Trust Indenture Act of 1939, as amended, upon the filing of the registration statement with the Commission on June 28, 2010 pursuant to Rule 462(e). The registration statement at the date of the Pricing Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus (including the Incorporated Documents) dated June 28, 2010 relating to the Shelf Securities is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the Preliminary Prospectus Supplement, together with the free writing prospectuses set forth in Appendix B to the Pricing Agreement for the Securities are hereinafter referred to as the “Disclosure Package.” The Basic Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Securities (or in the form first made available by the Company to the Underwriters to meet requests of purchasers of the Securities under Rule 173 under the Act), is hereinafter referred to as the “Prospectus.”

We have, without independent inquiry or investigation, assumed that all documents filed with or submitted to the Commission through its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system (except for required EDGAR formatting changes) conform to the versions of such documents reviewed by us prior to such formatting.

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or quantitative information. Furthermore, many determinations involved in the preparation of the Registration Statement, the Disclosure

Package and the Prospectus are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion separately delivered to you today in respect of certain matters under the laws of the State of New York and the federal laws of the United States of America. As a result, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package and the Prospectus, and we have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished in such documents (except to the extent expressly set forth in our opinion letter separately delivered to you today as to statements included in the Basic Prospectus under the captions “Description of the Notes and the Notes Guarantees” and “U.S. Tax Considerations” and in the Prospectus Supplement under the captions “Certain Terms of the Notes and the Notes Guarantees” and “U.S. Tax Considerations.” However, in the course of our acting as counsel to the Company and the Guarantor in connection with the review of the Registration Statement, the Disclosure Package and the Prospectus, we have generally reviewed and discussed with your representatives and your counsel and with certain officers and employees of, and independent public accountants for, and Spanish counsel to, the Company and the Guarantor the information furnished, whether or not subject to our check and verification. We have also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants and oral and written statements of officers and other representatives of the Company and the Guarantor and others as to the existence and consequence of certain factual and other matters.

On the basis of the information gained in the course of the performance of the services rendered above, but without independent check or verification except as stated above:

(i)	the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder; and

(ii)	nothing has come to our attention that causes us to believe that, insofar as relevant to the offering of the Securities:

(a)	on the date of the Pricing Agreement, the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(b)	at 4:00 P.M. New York City time on the date of the Pricing Agreement, the Disclosure Package contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(c)	the Prospectus as of the date of the Pricing Agreement or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In providing this letter to you and the other several Underwriters, we have not been called to pass upon, and we express no view regarding, the financial statements or financial schedules or other financial or accounting data included in the Registration Statement, the Disclosure Package or the Prospectus. It is understood, for the purpose of this letter, that any data furnished in accordance with “Guide 3. Statistical Disclosure by Bank Holding Companies” under the Securities Act of 1933, as amended, is financial data. In addition, we express no view as to the conveyance of the Disclosure Package or the information contained therein to investors.

This letter is delivered solely to you and the other several Underwriters in connection with the Pricing Agreement. This letter may not be relied upon by you for any other purpose or relied upon by any other person (including any person acquiring Securities from the several Underwriters) or furnished to any other person without our prior written consent.

Schedule 8(d)

Form of Opinion of Spanish Counsel

in connection with Section 8(d) of the Underwriting Agreement

We have acted as special Spanish Legal counsel for BBVA U.S. Senior, S.A. Unipersonal (hereinafter the “Issuer”) and Banco Bilbao Vizcaya Argentaria, S.A. (hereinafter, “BBVA” or the “Guarantor”) in connection with the Underwriting Agreement dated 4 October, 2012 (the “Underwriting Agreement”) and related pricing agreement dated 4 October, 2012 (together with the Underwriting Agreement, the “Underwriting Documents”) among the Issuer, the Guarantor and you, as underwriters (the “Underwriters”). Pursuant to the Underwriting Documents, the Issuer has agreed to issue and you have agreed to purchase from the Issuer $2,000,000,000 aggregate principal amount of its Fixed Rate Senior Notes due 2015 (the “Notes”) guaranteed by the Guarantor to the extent provided in the guarantees issued by the Guarantor, dated 10 October, 2012 (the “Guarantees” and, together with the Notes, the “Securities”). The Notes will be issued pursuant to the provisions of the Senior Debt Indenture dated as of June 28, 2010, (the “Original Indenture”) between the Issuer, the Guarantor and The Bank of New York Mellon, as trustee (the “Senior Debt Trustee”), supplemented by a first supplemental indenture, in relation with the Notes (the “First Supplemental Indenture” and together with the Original Indenture, the “Indentures”).

This opinion is delivered to you pursuant to Section 8(d) of the Underwriting Agreement, and all capitalized terms used herein that are defined in the Underwriting Agreement have the meanings assigned to such terms therein, unless otherwise defined.

1.	Background

For the purposes of issuing this legal opinion, we have reviewed and examined originals or copies certified or otherwise identified to our satisfaction, of such records of the Guarantor, and the Issuer and such other documents and certificates, and made such inquiries with officers of the Issuer and the Guarantor as we have deemed necessary as a basis for the opinions hereinafter expressed. In particular, we have reviewed and examined copies of the following documents:

1.	a copy of the Indentures;

2.	a copy of the Underwriting Documents;

3.	a copy of the Securities;

4.	a copy of the executed deed of issuance of the Notes dated 10 October 2012 by the Issuer (the “Deed”);

5.	a copy of the Guarantees executed by the Guarantor dated 10 October 2012 in relation with the Notes (hereinafter, the “Guarantees”);

6.	a photocopy of the deed of incorporation of the Issuer granted on 22 February 2006 before the Notary Public of Madrid Mr. Carlos Rives Gracia with the number 619 of his official records;

7.	a copy of the by-laws of each of the Issuer and the Guarantor (the “By-Laws”);

8.	a copy of the certification issued by the Secretary of the Board of Directors of BBVA U.S. Senior, S.A. Unipersonal including the resolutions passed by the Sole Shareholder and the Board of Directors of such company on 21 June 2010;

9.	a copy of the registration statement (file no. 333-167820) filed with the Securities and Exchange Commission on 28 June 2010 (the “Registration Statement”);

10.	a copy of the Paying Agency Agreement signed with The Bank of New York Mellon, London Branch (the “Paying Agent”) on 10 October 2012 (the “Paying Agency Agreement”);

11.	the Disclosure Package, as defined below, including a copy of the Preliminary Prospectus Supplement filed with the Securities Exchange Commission on 4 October 2012 (the “Preliminary Prospectus Supplement”) and a copy of the Prospectus Supplement filed with the Securities and Exchange Commission on [*] October 2012 (the “Prospectus Supplement”);

12.	a copy of the certification issued by the Secretary of the Board of Directors of the Guarantor including the resolutions passed by the Shareholders Meeting on 11 March 2011 and the Board of Directors of such company on 27 June 2012;

13.	a copy of the certification issued by the Secretary of the Board of Directors of the Issuer including the resolutions passed by the Shareholders Meeting on 21 June 2010 and the Board of Directors of such company on 21 June 2010;

14.	[a copy of the public deed of execution of the powers of attorney granted by BBVA U.S. Senior, S.A. Unipersonal, to Juan Isusi Garteiz Gogeascoa under the deed executed on 30 March 2008 before the Notary Public Mr. Carlos Rives García with the number 1,744 of his official records duly registered with the Mercantile Register];

15.	[a copy of the public deed of execution of the powers of attorney granted by the Guarantor to [*] the deed executed on [*] before the Notary Public Mr. Ramón Corral Beneyto with the number [*] of his official records duly registered with the Mercantile Register];

16.	a digital copy of the data filed at the Registro Mercatil de Vizcaya as of [*], about the Issuer;

17.	a copy of the Bank of Spain’s número de operación financiera (N.O.F.) in relation with the Notes; and

18.	searches dated [*] October, 2012 for the Issuer and the Guarantor on the website of the registers of the Bank of Spain, on the CNMV website and on the online Public Register of Insolvency Decisions (www.publicidadconcursal.es).

2.	Assumptions underlying the opinion

On issuing this opinion, we assumed that:

a)	the documents we consulted to issue this opinion are accurate, complete and have not been modified or rendered null and void by any documents other than those provided by the consulted sources;

b)	the photocopies of the documents provided to us in order to issue this opinion are true and complete copies of their originals;

c)	the signatures and seals appearing in the executed documents submitted to us are authentic;

d)	the Underwriters (except for the Guarantor) and the Senior Debt Trustee and any other party different from the Issuer and the Guarantor have the corporate power to enter into and perform as provided for under the Indentures, the Underwriting Documents and the Paying Agency Agreement (together hereinafter the “Agreements”) and have taken all respective and necessary corporate action to authorize the execution, delivery and performance of the Agreements, and are valid and legal obligations binding on the parties thereto (except for the Guarantor and the Issuer) (and are not subject to avoidance by any person) under all applicable laws and in all applicable jurisdictions (other than the laws of Spain) and insofar as any of such Agreements and other documents falls to be performed in any jurisdiction other than Spain its performance will not be illegal or ineffective by virtue of the laws of that jurisdiction;

e)	the individuals that execute the Agreements on behalf of the Underwriters (except for the Guarantor) and the Senior Debt Trustee or the Paying Agent, as the case maybe, have the power, and have been authorized by all necessary corporate action, to execute and deliver the Agreements;

f)	all deeds, instruments, agreements and other documents in relation to the matters contemplated by the Agreements are within the capacity and powers of, have been validly authorized, executed and delivered by the parties thereto (except for the Guarantor and the Issuer);

g)	the absence of fraud and the presence of good faith on the part of the Issuer and the Guarantor;

h)	the representation and warranties (other than any representation and warranties as to which we are expressing opinion herein) given by each of the parties to the Agreements are in each case true, accurate and complete in all respects;

i)	without having made any investigation that the Agreements, governed by the laws of the State of New York, and any other applicable laws other than the laws of Spain, constitutes legal, valid, binding and enforceable obligations to the respective parties thereto under such laws;

j)	there are no contractual or similar restrictions binding on any person which would affect the conclusions of this opinion resulting from any agreement or arrangement not being a document specifically examined by us for the purposes of this opinion and there are no arrangements between any of the parties to the documents which modify or supersede any of the terms thereof (it being understood that we are not aware of the existence of any such agreement or arrangement);

k)	insofar as any obligation under the documents examined falls to be performed in, or is otherwise subject to, any jurisdiction other than the Kingdom of Spain, their performance will not be illegal or ineffective by virtue of any law of, or contrary to public policy in, that jurisdiction;

l)	the Underwriting Documents are legally binding, valid and enforceable obligations for all of the Underwriters (except for the Guarantor and the Issuer) and the Senior Debt Trustee; and

m)	the Registration Statement, and the related prospectus (including the Incorporated Documents) dated June 28, 2010 relating to the Securities (hereinafter referred to as the “Base Prospectus”) as supplemented by the Preliminary Prospectus Supplement, together with the free writing prospectus substantially in the form set forth in Appendix A to the Underwriting Agreement for the Securities, including any amendment thereto, are hereinafter called the “Disclosure Package”, and as supplemented by the final Prospectus Supplement, in the form first used to confirm sales of the Securities (or in the form first made available by the Issuer and the Guarantor to the Underwriters to meet requests of purchasers of the Notes under Rule 173 under the Act) (hereinafter referred to as the “Prospectus”) have been filed with the United States Securities and Exchange Commission (the “Commission”).

3.	Scope of the opinion

This opinion refers solely and exclusively to legal matters and is issued solely with respect to Spanish law in force on the date hereof.

4.	Opinion

4.1	Legal

A.	The Issuer and the Guarantor are each a limited liability company (“Sociedad Anónima”) duly incorporated and validly existing under the laws of the Kingdom of Spain and have full power and capacity to conduct their respective businesses as described in the Disclosure Package and the Prospectus, to enter into the Agreements, the Deed and the Securities and to undertake and perform their respective obligations established thereunder.

B.	The Issuer and the Guarantor have all requisite power and authority to enter into and perform their respective obligations under the Agreements, the Deed and the Securities and have taken all necessary actions to approve and authorize their execution and delivery and perform their respective obligations thereunder.

C.

The Issuer, as limited liability company (“Sociedad Anónima”), has all the required requisite corporate power and authority to issue the Notes, as provided for in the Agreements and in accordance with the resolutions passed by their Sole Shareholder and their respective Board of Directors on 21 June, 2010 and has taken all necessary actions to approve and authorize their execution and delivery and perform its obligations thereunder.

D.	Neither the Issuer nor the Guarantor is in liquidation, dissolution, insolvency or similar proceedings, and no liquidation, administrator or receiver or analogous person under the laws of the Kingdom of Spain has been appointed over all or any of either the Issuer’s or the Guarantor’s assets. To the best of our knowledge, and based on the information available at the online Public Register of Insolvency Decisions (www.publicidadconcursal.es), no notice of commencement of insolvency proceedings has been filed in respect of the Issuer or the Guarantor.

E.	Save for obtaining from the Bank of Spain the número de operación financiera (N.O.F.), which has been obtained for the Notes, and the registration of the Deed (Escritura de Emisión) with the Mercantile Registry and the publication of the announcements in the official gazette of the Mercantile Registry (BORME), which have taken place, no other consents, approvals, authorizations, orders, regulations, qualifications or clearances of or with any court or governmental agency or regulatory body in Spain having jurisdiction over the Issuer or the Guarantor and its subsidiaries or any of their properties or of any stock exchange authorities in Spain is required for the (i) valid authorization, execution, delivery and performance by the Issuer and the Guarantor of their respective obligations under the Agreements, the Deed, the Guarantees and the issuance, delivery and sale of the Securities (subject to the selling restrictions in Spain contained in the Securities themselves), (ii) the issuance and delivery of the Securities or to effect distributions and all other payments in United States dollars on the Securities or (iii) for the consummation of the other transactions by the Issuer and the Guarantor.

F.	The Agreements, the Deed and the Securities have been duly authorized, executed and delivered by the Issuer and the Guarantor, as applicable, and constitute legal, valid, binding and enforceable obligations of the Issuer and the Guarantor, enforceable against the Issuer and the Guarantor, as applicable, in accordance with their terms, are in appropriate form to be admissible in evidence in the Courts of the Kingdom of Spain and contain no material provision that is contrary to law or public policy in the Kingdom of Spain.

G.	Each of the individuals signing the Agreements, the Deed and the Securities in the name and on behalf of the Issuer and the Guarantor, was, at the time of execution of the Agreements, the Deed and the Securities, duly empowered to act in the name and on behalf of the Issuer or the Guarantor, respectively.

H.	The execution and delivery of the Agreements and the Deed, the granting of the Guarantees and the performance with all of the Issuer and/or (as the case may be) the Guarantor’s respective obligations arising thereunder and the consummation of the transactions therein contemplated and compliance with the terms thereof do not conflict with or result in a breach of:

(a)	Any provision of the By-Laws;

(b)	Any present law or regulation of Spain;

(c)	Any judicial or administrative order binding on the Issuer or Guarantor or its assets of which we are aware taking into account that no review or investigation on this subject has been performed; or

(d)	The principles of public policy (“orden público”) as these are construed in Spain as of the date of this opinion.

I.	BBVA owns directly or indirectly all of the outstanding ordinary shares of the Issuer.

J.	The issued and outstanding share capital of each of the Issuer and the Guarantor has been duly and validly authorized, has been issued and fully paid and is not subject to any call for the payment of further capital and is non-assessable.

K.	There are no legal or regulatory options, warrants, rights to acquire or subscribe on, over or affecting any shares or debentures in or securities already issued by the Issuer or the Guarantor or its Spanish subsidiaries which may result in a material dilution of the Guarantor’s equity participation in the Issuer as set forth in the Registration Statement, the Disclosure Package and the Prospectus or documents incorporated by reference therein.

L.	The Securities have been duly authorized and validly issued are fully paid and non-assessable; no holder thereof is or will be subject to personal liability by reason only of being such a holder; and the Securities are not subject to pre-emptive rights of any shareholder of the Issuer.

M.	The statements made in the Disclosure Package and each Prospectus and any amendments thereto under the captions [“Enforceability of Civil Liabilities”, “Description of BBVA Ordinary Shares”, “Description of BBVA American Depositary Shares”, “Description of Rights to Subscribe for Ordinary Shares”, “Description of the Notes and the Notes Guarantees” and “Spanish Tax Considerations”, “Annex A Direct Refund from Spanish Tax Authorities Procedures”, and related to the ranking of the Notes, the Syndicates of Noteholders, the “Regulations”, the “Syndicate” and the “Commissioner”,] to the extent that they relate to matters of Spanish law or taxation, are true and accurate and there are no facts the omission of which from such statements would make the same misleading in any material respect.

N.	The statements made in the in the Disclosure Package and each Prospectus and any amendments thereto under the captions [“Description of BBVA Ordinary Shares”, “Description of BBVA American Depositary Shares”, “Description of Rights to Subscribe for Ordinary Shares” and “Description of the Notes and the Notes Guarantees”] insofar as they summarize provisions of the Agreements, the Securities or any other documents are true and accurate and there are no facts the omission of which from such statements would make the same misleading in any material respect.

O.	No filing or registration of the Registration Statement, the Disclosure Package, any Prospectus or any other offering document or circular is necessary under Spanish law in connection with the issuance, sale or delivery of the Securities to the Underwriters, in the manner contemplated hereby, or the resale and delivery of such Securities by the Underwriters in the manner contemplated in the Disclosure Package and the Prospectus.

P.	Insofar as matters of Spanish law are concerned, the Disclosure Package and each Prospectus have been duly authorized by and on behalf of the Issuer and the Guarantor.

Q.	Under the laws of Spain, neither the Issuer nor the Guarantor, nor any of their respective assets (including properties) have any immunity from service of process, suit or proceedings or the enforcement of any judgment, including attachments (whether on the grounds of sovereign immunity or otherwise).

R.	The payment obligations of the Issuer under the Notes, will be direct, unconditional and unsecured obligations of the Issuer (except for the Guarantees).

S.	Payment under the Guarantees will not be subject to prior verification of the Dirección General del Tesoro y Política Financiera or any appropriate agency of the Ministry of Economy and Finance; provided that as permitted by Royal Decree 1816/1991 of December 20, certain foreign transactions could be limited or reduced whenever such transactions could have a materially adverse effect on the interests of the Kingdom of Spain.

T.	The payment obligations of the Issuer under the Notes will at all times rank pari passu without preference among themselves.

The credits of the Noteholders arising from the principal of the Notes in the event of the insolvency of the Issuer and in respect of other creditors shall rank in accordance with the provisions of the Spanish Law 22/2003 of July 9 regulating Insolvency procedures in Spain, as amended (“Ley Concursal”, hereinafter the “Insolvency Law”). In the event of insolvency of the Issuer, claims arising from the principal of the Notes against it from Noteholders (who are not related to the Issuer under article 93 of the Insolvency Law) will be classified as ordinary credits (“créditos ordinarios”). Ordinary credits will rank below credits against the insolvency estate (“créditos contra la masa”) and privileged credits (“créditos privilegiados”) which shall be paid in full (within the limits under article 90 of the Insolvency Law) before ordinary credits. Ordinary credits rank above subordinated credits and shareholders’ rights. All ordinary credits will be paid pro rata against the insolvency estate of the Issuer.

In addition to the abovementioned, pursuant to article 92 of the Insolvency Law the interest payment obligations under the Notes will be classified as subordinated obligations of the Issuer. In the event of insolvency, the Issuer will meet subordinated payment obligations in the order detailed below and pro rata within each class:

(a)	Credits suffering from a belated or faulty communication to the insolvency administration or which have required an administrative order or decision to be included in the insolvency credits;

(b)	Contractually subordinated credits;

(c)	Interest credits, expressly including default interest (except credits secured with securities in rem to the extent covered by such securities);

(d)	Credits arising from fines or penalties;

(e)	Credits of any persons specially related to the Issuers in the terms of article 93 of the Insolvency Law;

(f)	Credits arising from detrimental claims where Spanish Court has determined that the relevant creditor has acted in bad faith (rescisión concursal); or

(g)	Credits arising from contracts with reciprocal obligations as referred to in articles 61, 62 and 69 of the Insolvency Act, when the Spanish Court finds, following the report by the insolvency administrators (administración concursal), that the creditor has repeatedly hindered fulfillment of the contract against the interest of the insolvency.

Upon the insolvency of the Issuer, the credits of interest on the senior Notes against the Issuer shall be included among those in section (c) above.

U.	The payment obligations of the Guarantor under the Guarantees constitute direct, unconditional and unsecured obligations of the Guarantor and will rank pari passu with all other unsecured and unsubordinated obligations of the Guarantor, present or future, including those in respect of deposits. In the event of insolvency of the Guarantor, claims against it from Noteholders (which are not related to the Guarantor under article 93 of the Insolvency Law) for the repayment of principal of the Notes will be classified as ordinary credits. Ordinary credits will rank below credits against the insolvency estate (“créditos contra la masa”) and privileged credits (“créditos privilegiados”) which shall be paid in full (within the limits under article 90 of the Insolvency Law) before ordinary credits. All ordinary credits will be paid pro rata against the insolvency estate of the Guarantor.

V.	It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Agreements, the Deed and the Guarantees that any document be filed, recorded or enrolled with any government department or other authority in Spain. Any document pertaining to the issue of guaranteeing the Notes by means of the Guarantees shall not be subject to any stamp duty or similar tax.

W.	The Spanish courts will give effect to the choice of the State of New York as the governing law of the aspects expressly stated into the Agreements and the Notes subject to the terms and conditions of Regulation (EC) No 593/2008 of the European Parliament and of the Council of 17 June 2008 on the law applicable to contractual obligations (Rome I).

X.	The Issuer and the Guarantor, as the case may be, can sue and be sued in its own name, and under the laws of Spain the irrevocable submission of the Issuer and the Guarantor to the non-exclusive jurisdiction of the state and Federal courts in the Borough of Manhattan, The City of New York, New York (each a “New York court”), and the waiver by the Issuer and the Guarantor of any objection to the venue of a proceeding in a New York court are legal, valid and binding; and service of process effected in the manner set forth in the Agreements, assuming their validity under New York law, will be effective, insofar as Spanish law is concerned, to confer valid personal jurisdiction over the Issuer and the Guarantor, as the case may be, before a New York court.

Y.	A judgment duly obtained in the courts of New York in connection with the Agreements and the Notes will be recognized and enforceable, under the laws of Spain, against the Issuer or the Guarantor by the courts of Spain without a retrial or re-examination of the matters thereby adjudicated. The judicial courts of Spain will recognize and enforce, without re-examination of the merits of the case, as a valid judgment, any final judgment obtained against the Issuer or the Guarantor in respect of the Agreements, subject to full compliance with the requirements set forth in the international treaties that may be applicable from time to time and, as the case may be, Spanish Procedural Law. For the recognition and enforcement in Spain of a judgment or decision with executive force rendered by said courts, it will have to be submitted to the exequatur procedure, for which purpose the following requirements under Spanish Procedural Law must be met: (i) the decision to be enforced must have been rendered as the result of the bringing of a personal action; (ii) the judgment must be final, sworn-translated into Spanish and apostilled, as the document to be enforced must meet the requirements for it to be considered authentic in the country where it was rendered and the requirements demanded by Spanish law for it to be considered sufficient evidence of the corresponding judgment or decision in Spain; (iii) the judgment shall not be contrary to Spanish public policy, it should not have been rendered in default, and the obligation whose performance is demanded must be lawful in Spain; (iv) there shall not be a judgment rendered between the same parties and for the same cause of action in Spain or in another country provided that in this latter case the judgment has been recognized in Spain; (v) where rendering the Judgment, the courts rendering it must have not infringed an exclusive ground of jurisdiction provided for in Spanish law or have based their jurisdiction on exorbitant grounds; and (vi) the rights of defense of the defendant should have been protected where rendering the Foreign Judgment, including but not limited to a proper service of process carried out with sufficient time for the defendant to prepare its defense.

Z.

Any judgment obtained from a Spanish Court against the Issuer or the Guarantor by the holder of any Security or by any party to the Agreements, the Guarantees and the Deed would be expressed in the currency in which the relevant Notes are or were denominated provided that the enforcement title

(“título ejecutivo”) upon which the enforcement judgment is based was expressed in such currency. Any judicial costs and expenses as well as any default interest shall always be payable in the corresponding Spanish currency.

AA.	It is not necessary under the laws of the Kingdom of Spain (i) to enable any person to exercise or enforce its rights under the Agreements, the Securities and the Deed or (ii) by reason of any person being or becoming a party to the Agreements, the Securities and the Deed or by reason of the performance of any person of its obligations or enforcement of its rights thereunder or in respect thereof that such person should be licensed, qualified or otherwise entitled to carry on business in the Kingdom of Spain (save in connection with the sale, distribution and offer of the Securities in the Kingdom of Spain as provided for in the selling restrictions contained in the Securities).

BB.	Without undertaking any procedure specifically for purposes of delivering the following opinion, to the best of our knowledge, nothing has come to our attention that has caused us to believe that the Registration Statement and the Disclosure Package, as of their respective dates or as of the date hereof, include (except in each case for the financial statements and other financial data included therein or omitted therefrom, as to which we express no belief) an untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4.2	Tax

A.	Article 44 of Royal Decree 1065/2007 of 27 July (“RD 1065/2007”), as amended, sets out the reporting obligations applicable to preference shares and debt instruments, including debt instruments issued at a discount for a period equal to or less than twelve months, issued under Second Additional Provision of Law 13/1985, of 25 May (“Law 13/1985”), governing the issuance of preference shares and debt instruments.

B.	According to article 44.5 of RD 1065/2007, in the case of Notes originally registered with the entities that manage clearing systems located outside Spain that are recognized by Spanish law or by the law of another OECD country, the Paying Agent must submit a statement to the Issuer, in accordance with the form attached as annex to RD 1065/2007, with the following information:

(a)	Identification of the Notes;

(b)	Payment date;

(c)	Total amount of income to be paid on the relevant payment date; and

(d)	Total amount of the income corresponding to Notes held through each clearing system located outside Spain (such as DTC).

The statement mentioned above must be dated on the business day immediately preceding the relevant Payment Date (as defined in the Paying Agency Agreement). The statement must reflect the situation at the close of business of that same day.

C.	According to article 44.5 of RD 1065/2007, the Issuer and, as the case may be, the Guarantor, are not obliged to withhold or deduct any taxes on payments under the Notes (whether of interest or principal) to Noteholders, provided that the simplified information procedures (which do not require identification of the Noteholders) are complied with by the Paying Agent.

D.	If the Paying Agent fails to submit the statement mentioned in Section B above, payments made by or on behalf of the Issuer in respect of the Notes will be subject to Spanish withholding tax, currently at the rate of 21 per cent.

E.	In accordance with current Spanish law, payments in respect of the transfer or redemption of the Notes to a non-Spanish-resident holder may be made without withholding or deduction, provided the requirements described in this opinion and in the Base Prospectus are fulfilled.

F.	Income derived from the transfer of “financial assets” (“activos financieros”) listed on an official OECD market made by legal-entities that are resident in the Kingdom of Spain for tax purposes and are subject to Spanish Corporate Income tax Law shall not be subject to withholding tax as provided by Section 59(s) of the Corporate Income Tax Regulations, to the extent that the Notes satisfy the requirements laid down by the reply to the consultation of the General Directorate for Taxation (“Dirección General de Tributos”), on 27 July 2004.

The General Directorate for Taxation, on 27 July 2004, issued a ruling indicating that in the case of issues made by entities resident in Spain, as in the case of the Issuer, application of the exemption set forth in Section 59(s) of the Corporate Income Tax Regulation requires that the Notes (i) be placed outside of Spain in an OECD country and (ii) be traded on an organized market in an OECD country other than Spain.

Noteholders who are not resident in Spain for tax purposes operating through a permanent establishment in Spain will be treated as legal entities resident in Spain for these purposes.

G.	If the Notes are not listed on an organized market in an OECD country on any Payment Date, Law 13/1985 will not apply to the Notes. In such a case, interest payments to beneficial owners in respect of such Notes not listed on an organized market in an OECD country will be subject to withholding tax, currently at a rate of 21 per cent, except in those cases where (i) an exemption is provided by Spanish Non Resident Income Tax Law or (ii) an exemption from Spanish tax or a reduced withholding tax rate is provided by an applicable convention for the avoidance of double taxation entered into between Spain and the country of residence of the relevant beneficial owner, and provided that the relevant formal requirements are fulfilled.

H.	All payments made by the Guarantor under the Guarantees will be subject to the provisions of Law 13/1985. As a consequence, the obligation to withhold for the Guarantor would be the same as the abovementioned for the Issuer.

I.	The Issuer, the Guarantor and the Paying Agent have agreed certain procedures (as described in the Paying Agency Agreement), that are in conformity with the content of Law 13/1985, as developed by Royal Decree 1065/2007, of 27 July (as amended by Royal Decree 1145/2011, of 29 July).

J.	On 3 June 2003 the EU Council of Economic and Finance Ministers adopted a directive regarding the taxation of savings income. Under the directive each Member State must provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person within its jurisdiction to an individual resident in that other Member State. Spain has implemented such directive with the entry into force of RD 1065/2007, as of 1 January 2008.

In this sense, these information obligations should be complied with by the legal-entities or individuals that pay or intermediate in the payment of interests or any other remuneration obtained on the assignment of own capital to third parties (in the sense established by Section 25.2 of the Law 35/2006, of 28 November, approving the Individuals Income Tax Law) to individuals that are resident in any Member State. Particularly, the persons obliged to provide the information, in general terms, would be the following:

(a)	the Issuer in the case of payment of interests, reimbursement or redemption, exchange or conversion of the “financial assets”, unless a finance company is in charge of those operations. In that event, that finance company should provide the information;

(b)	the finance company that acts on behalf of the person who transfers the “financial assets” if they are transferred.

The information that should be provided is:

(a)	the identity and residence of the beneficial owner of the income following the procedure ruled in Section 49 of RD 1065/2007;

(b)	the account number of the beneficial owner;

(c)	the identification of the debt claim giving rise to the income; and

(d)	the amount of the income.

K.	The issue and cancellation of the Notes is not subject to taxation under the Spanish Stamp Tax.

L.	No stamp or other issuance or transfer taxes or duties are payable by or on behalf of the Underwriters to the Kingdom of Spain or any political subdivision or taxing authority thereof or therein in connection with the sale of the Notes and the Guarantees to the Underwriters in the manner contemplated hereby, or the resale and delivery of such Notes by the Underwriters in the manner contemplated in the Disclosure Package and the Prospectus.

M.	No stamp duty, estate, transfer or similar taxes or other charge are imposed on the holder or beneficial owner of the Notes by Spain (including any taxing authority thereof or therein) where such owner has no connection with Spain other than the beneficial ownership of such Notes.

N.	Unless an applicable Tax Treaty provides otherwise, transfers of the Notes upon death or by gift to individuals are subject to Spanish Inheritance and Gift Tax according to the general rules (Spanish Law 29/1987) and the laws and regulations in force at the date hereof in each Autonomous Region. In this sense, the Issuer and the depositary of the Notes, in some cases, could be subsidiary liable of said tax. The effective tax rate after applying all relevant factors ranges between 0 per cent and 81.6 per cent. Transfers to corporations will be generally subject to Corporate Income Tax or Non-Resident Income Tax as capital gains.

O.	Individuals with tax residency in Spain are subject to Wealth Tax on tax year 2012 to the extent that their net worth exceeds €700,000. Therefore, they should take into account the value of the Notes which they hold as at 31 December 2012. Individuals resident in a country with which Spain has entered into a double tax treaty in relation to Wealth Tax would generally not be subject to such tax. Otherwise, non-Spanish resident individuals whose properties and rights located in Spain, or that can be exercised within the Spanish territory, exceed €700,000 would be subject to Wealth Tax.

The applicable rates range between 0.2 per cent and 2.5 per cent, without prejudice of any exemption that should be applicable and the laws and regulations in force at the date hereof in each Autonomous Region.

5.	Qualifications

This opinion is subject to the following qualifications:

(i)	We do not give any opinion to any law other than the law of Spain. Accordingly, this opinion is confined to Spanish Law only as currently construed in Spain.

(ii)	Our opinion is subject to the effect of any applicable bankruptcy, temporary receivership, insolvency, reorganization, moratorium or any process affecting creditors’ rights generally, as well as to any principles of public policy (“orden público”).

It should be noted that according to sections 12.3 (related to the non application of foreign laws contrary to public policy) and 12.4 of the Spanish Civil Code (whereby fraud of law will be considered when a conflict of law rule is used for the purpose of avoiding the application of a mandatory Spanish law) and related legislation, the laws other than those of Spain would not be applied by Spanish courts if submission to such laws is deemed to have been made in order to avoid the application of mandatory Spanish laws, or to be contrary to public policy.

(iii)	The term “enforceable” means that the obligations assumed by the relevant party under the Agreements, the Deed and the Guarantees are of a type that the Spanish courts would enforce and it does not mean that those obligations will be necessarily enforced in all circumstances in accordance with their terms.

(iv)	Spanish law does not allow leaving the validity and performance of contractual obligations at the discretion of one of the contracting parties.

Therefore, a Spanish court may not uphold or enforce terms and conditions in the Agreements, the Deed and the Guarantees giving discretionary authority to one of the parties.

(v)	A Spanish court might not enforce any provision of the Agreements, the Deed and the Guarantees which requires any party thereto to pay any amounts on the grounds that such provision is a penalty within the meaning of Articles 1152 et seq. of the Spanish Civil Code, as the court could consider said amounts evidently excessive as a pre-estimate of damages, in case of partial or non-regular compliance of the debtor. In this event, the Court may reduce the amount of damages, pursuant to Article 1154 of the Spanish Civil Code.

(vi)	Enforcement may be limited by the general principle of good faith; Spanish courts may not grant enforcement in the event that they deem that a right has not been exercised in good faith or that it has been exercised in abuse of right (“abuso de derecho”). Likewise and pursuant to article 6.4 of the Spanish Civil Code, acts carried out in accordance with the terms of a legal provision whenever said acts seek a result which is forbidden by or contrary to law, shall be deemed to have been executed in circumvention of law (“fraude de ley”) and the provisions whose application was intended to be avoided shall apply.

(vii)	Pursuant to the general principles of Spanish Civil Procedural Law (Ley de Enjuiciamiento Civil), the rules of evidence in any judiciary proceeding cannot be modified by agreement of the parties, and consequently, any provision of the Agreements, the Deed and the Guarantees by which determinations made by the parties are to be deemed conclusive in the absence of error would not necessarily be upheld by a Spanish court.

(viii)	Pursuant to Section 55 of the Spanish Civil Procedural Law, the parties to an agreement must clearly submit to one judge or court of jurisdiction. On the basis of Section 57 of the former 1,881 Civil Procedural Law, corresponding to Section 55 of the current Civil Procedural Law, the Supreme Court has considered that non-exclusive jurisdiction clauses are not enforceable under Spanish law. In the view of that, submission to non-exclusive jurisdiction as provided in the Underwriting Agreement may not be upheld by the Spanish courts.

Spanish courts have exclusive jurisdiction, inter alia, with respect to matters relating to the incorporation, validity, nullity and dissolution of companies or legal entities domiciled in the Spanish territory, and to any decisions and resolutions of their corporate bodies, as well as with respect to the validity or nullity of any recordings with a Spanish register, and the recognition and enforcement in Spain of any judgment or arbitration award obtained in a foreign country.

(ix)	Claims may be or become subject to defenses of set-off or counter-claim.

(x)	A waiver of all defenses to any proceedings may not be enforceable.

(xi)	The admissibility as evidence before Spanish courts and authorities of any document that is not in the Spanish language requires its translation into Spanish. An official translation, made by a recognized Spanish official translator, may be required.

(xii)	The faculty of terminating an agreement is subject to judiciary review and the Spanish courts may provide for a different remedy for the non-defaulting party.

(xiii)	Under the Insolvency Law, the declaration of Insolvency of a debtor does not by itself, affect the effectiveness of contracts with reciprocal outstanding obligations. Any outstanding obligations arising from said contracts, which the insolvency judge does not terminate shall be paid from the insolvency estate (“masa activa”).

(xiv)	Contract provisions that grant a party the right to terminate a contract in the event of an insolvency are void.

(xv)	Enforcement of clauses providing for specific performance of an obligation may be replaced by courts with a monetary compensation.

(xvi)	This legal opinion is made according to the general Spanish tax legislation applicable in the Spanish territory, regardless of the eventual application of tax treaties. In this sense, it must be taken into account that this opinion could be affected if any of the territorial tax regimes or any of the special tax regimes existing in Spain is applicable.

(xvii)	This legal opinion analyses the general tax regime applicable to non-Spanish-resident holders. This regime could be affected by the application to those holders of the treaties for the avoidance of the double taxation or other treaties including tax clauses.

(xviii)	This legal opinion does not include the taxation for the Notes deriving from the issue, acquisition, ownership and disposition of the Notes. In addition, it does not analyze the issues regarding the general tax obligations of the Issuer or the Guarantor that are different than the questions required for this opinion and the hypothetical liabilities that could arise if those obligations are not fulfilled.

(xix)	Some of the legal concepts are described in English terms and not in their original terms. Such concepts may not be exactly similar to the concepts described in English terms. This opinion may, therefore, only be relied upon the express condition that any issues of interpretation of Spanish legal concepts arising thereunder will be governed by Spanish law.

Our opinion is limited to the laws of Spain at the date hereof. In particular, we note that we have expressly assumed above certain matters that are governed by the laws of the State of New York and the federal laws of the United States at the date hereof, we do not purport to be experts on the laws of the State of New York and the federal laws of the United States, and note, in this connection, that you have received opinions dated the date hereof from Davis Polk & Wardwell LLP, U.S. counsel to the Issuer and the Guarantor, and Sidley Austin LLP, U.S. counsel to you.

This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person (including any person acquiring Securities from the Underwriters) or furnished to any other person without our prior written consent. This opinion may, however, be disclosed by the addressees hereof to the extent required by law, regulation or any governmental or competent regulatory authority or in connection with legal proceedings relating to the issue of the Notes, provided that no such party to whom this opinion is disclosed may rely on this opinion without our express consent.

Yours faithfully,

Schedule 8(e)

Form of Auditors’ Comfort Letter

in connection with Section 8(e) of the Underwriting Agreement

This letter is addressed to the Directors of BBVA U.S. Senior, S.A. Unipersonal, to the Directors of Banco Bilbao Vizcaya Argentaria, S.A. and to Joint-Bookrunning Managers who have agreed to participate in the Issue. The Issue involves the preparation of a Preliminary Prospectus Supplement dated October 4, 2012 to the Prospectus included in the Registration Statement No. 333-167820 on Form F-3 dated June 28, 2010, which together with the documents incorporated by reference therein, are referred to as the “Offering Documents”.

We have audited under the Public Company Accounting Oversight Board (“PCAOB”) standards the consolidated balance sheets of Banco Bilbao Vizcaya Argentaria, S.A. and its subsidiaries (together, the “Group”) as of December 31, 2011, 2010 and 2009, and the related consolidated income statements, statements of recognized income and expense, statements of changes in equity and statements of cash flows for each of the three years in the period ended December 31, 2011 that are prepared in conformity with the International Financial Reporting Standards adopted by the European Union (“EU-IFRS”) required to be applied under the Bank of Spain’s Circular 4/2004, and the effectiveness, in accordance with the standards of the PCAOB, of the Group’s internal control over financial reporting as of December 31, 2011. The Group’s consolidated financial statements and our report thereon (which report expresses an unqualified opinion and contains an explanatory paragraph stating that the International Financial Reporting Standards adopted by the European Union (“EU-IFRS”) required to be applied under the Bank of Spain´s Circular 4/2004 vary in certain significant respects from accounting principles generally accepted in the United States of America) and our report on the effectiveness of the Group’s internal control over financial reporting are included in the Annual Report on Form 20-F for the year ended December 31, 2011 (the “2011 Annual Report”) and are incorporated by reference in the Offering Documents.

In connection with the Offering Documents:

1.	We are an independent registered public accounting firm with respect to the Group within the meaning of the Securities Act of 1933 as amended (the “Act”), and the applicable published rules and regulations thereunder adopted by the Securities and Exchange Commission (“SEC”) and the PCAOB.

2.	In our opinion, the consolidated financial statements audited by us and incorporated by reference in the Offering Documents comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC.

3.	We have not audited under PCAOB standards any financial statements of the Group as of any date or for any period subsequent to December 31, 2011; although we have conducted an audit for the year ended December 31, 2011, the purpose (and therefore the scope) of the audit was to enable us to express our opinion on the consolidated financial statements as of December 31, 2011, and for the year then ended, but not on the financial statements for any interim period within that year. Therefore, we are unable to express and do not express any opinion on the financial position, results of operations or cash flows as of any date or for any period subsequent to December 31, 2011 for the Group.

4.	[For purposes of this letter, we have read the 2011 minutes of meetings of the Stockholders, the Board of Directors, the Standing Committee and the Audit and Compliance Committee of the Bank as set forth in the minute books at October 1, 2012 (the “cut-off date”), officials of the Bank having advised us that the minutes of all such meetings through that date were set forth therein. We have carried out other procedures to October 2, 2012 (our work did not extend to the period from October 2, 2012, to October 4, 2012, both inclusive) as follows:

(a)	With respect to the six-month periods ended June 30, 2012 and 2011 we have:

(i)	Performed the procedures specified by ISRE 2410 for a review of interim financial information on the unaudited consolidated balance sheet as of June 30, 2012 and unaudited income statement, statement of recognized income and expense, statements of changes in equity [and statements of cash flows] for the six-month periods ended June 30, 2012 and 2011 incorporated by reference in the Offering Documents.

(ii)	Inquired of certain officials of the Group who have responsibility for financial and accounting matters whether the unaudited summarized consolidated financial information referred to in 4(a)(i) do not comply as to form with the applicable accounting requirements of the Act and the regulated rules and regulations adopted by the SEC.

[(b)	With respect to the nine-month periods ended September 30, 2012 and 2011 we have:

(i)	Read the unaudited summarized consolidated financial information as of September 30, 2012 and 2011, and for the three-month periods then ended of the Group; Officials of the Group having advised us that no such financial information or statements as of any date or for any period subsequent to September 30, 2012 were available.

(ii)	Inquired of certain officials of the Group who have responsibility for financial and accounting matters whether the unaudited summarized consolidated financial information referred to in 4(b)(i) are stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Offering Documents.

The foregoing procedures do not constitute an audit conducted in accordance with the standards of the PCAOB. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations regarding the sufficiency of the foregoing procedures for your purposes.]

5.	[Nothing came to our attention as a result of the foregoing procedures that caused us to believe that:

(a)	(i) Any material modifications should be made to the unaudited consolidated financial statements described in 4(a)(i), incorporated by reference in the Offering Documents, for them to be in conformity with IFRS.

(ii) The unaudited consolidated financial statements described in 4(a)(i) do not comply as to form in all material respects with the applicable accounting requirements of the Act and the regulated rules and regulations adopted by the SEC.

(b)	(i) at September 30, 2012 there was any change in the capital stock, increase in long-term debt (including debt certificates (including bonds) and subordinated liabilities, together, the “long-term debt”) or decrease in total assets or stockholders’ equity (including the amounts of Capital, Share Premium, Reserves, Other equity instruments, Treasury shares, Income attributed to Group and Dividends and remunerations, all together the “stockholders´ equity”) of the Group as compared with the amounts shown in the audited consolidated balance sheet as of December 31, 2011 incorporated by reference in the Offering Documents; or

(ii) for the period from January 1, 2012 to September 30, 2012 there was any decrease in consolidated net interest income (including the amount of Interest and Similar Income and Interest Expense and Similar Charges, together, the “consolidated net interest income”) or consolidated net income of the Group as compared with the corresponding period in the preceding year, except in all instances of changes, increases or decreases that the Offering Documents discloses have occurred or may occur, and the following matters:

•	[*].

6.	[As mentioned in 4, Officials of the Group have advised us that no consolidated financial information or statements of the Group as of any date or for any period subsequent to September 30, 2012, are available. Accordingly, the procedures carried out by us with respect to changes in financial statement items after September 30, 2012, have, of necessity, been even more limited than those with respect to the periods referred to in paragraph 4. We have inquired of certain officials of the Group who have responsibility for financial and accounting matters whether at the cut-off date, there was any decrease in the capital stock or any significant increase in long term debt except for the one detailed in paragraph 5 above of the Group as compared with amounts shown on the December 31, 2011 Form 20-F incorporated by reference in the Offering Documents.

On the basis of these inquiries and our reading of the minutes as described in paragraph 4, nothing has come to our attention that caused us to believe that there has been any such decrease or significant increase except for the one detailed in paragraph 5 above, except in all instances for changes, increases or decreases that the Offering Documents disclose have occurred or may occur.]

7.	For the purposes of this letter, we have also read the items that you have identified as indicated in the attached copies of the Offering Documents, and on 2011 Annual Report, and have performed the following procedures, which were applied as indicated with respect to the symbols explained below and confirm that the relevant items have been accurately extracted or derived from their respective sources or have been correctly calculated as follows:

✓	Compared to the audited consolidated financial statements of the Group as of December 31, 2011, 2010 and 2009 to the extent such amounts are included in or can be derived from such accounts and found them to be in agreement.

ß	Compared to and found to be in agreement with accounting records or general ledgers, subledgers or other accounting or financial information, which support the financial statements.

h	Recomputed the percentages, ratios, amounts and totals from amounts obtained from consolidated audited financial statements of the Group and found them to be correctly calculated.

It should be understood that (i) we make no representation regarding the Bank’s determination or presentation of the non-GAAP measures of financial performance or liquidity and (ii) the non-GAAP measures presented may not be comparable to similarly titled measures reported by other companies.

8.	It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in the preceding paragraph; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages listed above. Further, we have addressed ourselves solely to the foregoing data as set forth in the Offering Documents and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

9.	Our audit of the consolidated financial statements for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For none of the periods referred to therein, or any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or items such as those enumerated above and, accordingly, we express no opinion thereon.

10.	This letter is solely for the information of the addressees and to assist the Joint Book-Running Managers in conducting and documenting their investigation of the affairs of the Group in connection with the Issue covered by the Offering Documents, and it is not to be used, circulated, quoted, or otherwise referred to within or without the Joint Book-Running Managers for any other purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Offering Documents or any other document, except that reference may be made to it in the Underwriting Agreement, between BBVA U.S. Senior, S.A. Unipersonal, Banco Bilbao Vizcaya Argentaria, S.A. and the Joint Book-Running Managers, or in any list of closing documents pertaining to the offering of the securities covered by the Offering Documents.

11.

This letter has been prepared for use in connection with the Offering Documents for the offering of securities in the United States under such Offering Documents and in accordance with US generally accepted practice and not in accordance with Spanish or other professional standards. We accept no responsibility to, and deny any liability to, any person or in any way arising from or in connection with the use of this letter in connection with any marketing or offering of securities outside the United States.

Schedule 8(j)(1)

Form of Certificate

in connection with Section 8(j) of the Underwriting Agreement

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

OFFICER’S CERTIFICATE PURSUANT TO SECTION 8(j)

OF THE UNDERWRITING AGREEMENT

October 10, 2012

The undersigned, [        ], does hereby certify, pursuant to Section 8(j) of the underwriting agreement dated October 4, 2012 (the “Underwriting Agreement”) incorporated by reference in the Pricing Agreement dated October 4, 2012 (the “Pricing Agreement”), between Banco Bilbao Vizcaya Argentaria, S.A., a sociedad anónima incorporated under the laws of the Kingdom of Spain (the “Guarantor”) and BBVA U.S. Senior, S.A. Unipersonal, a sociedad anónima incorporated under the laws of the Kingdom of Spain (the “Company”), on the one hand, and the Underwriters named therein (the “Underwriters”), on the other hand, on behalf of the Guarantor and to the best of [his] [her] knowledge, after reasonable investigation, that:

(i)	attached hereto as Exhibit A is a true, complete and correct copy of the By-laws (Estatutos) of the Guarantor as in full force and effect at all times since [—], to and including the date hereof; the Guarantor is as of this date in good standing under Spanish law; no amendment or other document modifying or affecting the Estatutos has been filed with the office of the Mercantile Registry of Vizcaya since the filing on [—];

(ii)	attached hereto as Exhibit B is a true, complete and correct specimens of the Guarantee;

(iii)	the representations and warranties of the Guarantor in the Underwriting Agreement are accurate at and as of [the Time of Delivery];

(iv)	the Guarantor has performed all of its obligations under the Underwriting Agreement to be performed at or prior to [the Time of Delivery];

(v)	the Final Term Sheet[, together with [list any other Issuer Free Writing Prospectuses listed in an appendix to the Pricing Agreement] and [list any other “free writing prospectus”, as defined in Rule 405 under the Act, that the parties to the Underwriting Agreement have expressly agreed in writing to treat as part of the Pricing Disclosure Package],] has been filed with the Commission within the applicable time period prescribed for such filing by Rule 433(d) under the Act and the Prospectus as amended or supplemented in relation to such Designated Securities has been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) of the Underwriting Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Guarantor, threatened by the Commission; and all requests for additional information on the part of the Commission have been complied with; and

(vi)	except as contemplated in the Prospectus, as amended or supplemented, since the Applicable Time there has not occurred (i) any change or decrease specified in the letter or letters referred to in Section 8(e) of the Underwriting Agreement or (ii) any change, or any development involving a prospective change, in or affecting the financial condition, earnings, business, operations, prospects or properties of the Guarantor and the Guarantor’s subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and at or after the Applicable Time, no rating of the Company’s securities or the Guarantor’s securities shall have been lowered by Moody’s, S&P or Fitch, and other than announcements made prior to the Applicable Time, none of Moody’s, S&P or Fitch shall have publicly announced that it has under surveillance or review with possible negative implications any rating of the Company’s securities or the Guarantor’s securities.

Capitalized terms used but not defined herein shall have the meanings assigned to them in the Underwriting Agreement and the Pricing Agreement.

IN WITNESS WHEREOF, I have executed this certificate on behalf of the Guarantor as of the date first written above.

By:
Name:
Title:

I, [        ], the Secretary of the Board of Directors of the Guarantor, do hereby certify that [        ] is the duly elected or appointed, qualified and acting [        ] of the Guarantor as of the date hereof and that the signature set forth opposite [his] [her] name is [his] [her] true and genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name as of the date first written above.

By:
Name:
Title:

Schedule 8(j)(2)

Form of Certificate

in connection with Section 8(j) of the Underwriting Agreement

BBVA U.S. SENIOR, S.A. UNIPERSONAL

OFFICER’S CERTIFICATE PURSUANT TO SECTION 8(j)

OF THE UNDERWRITING AGREEMENT

October 10, 2012

The undersigned, [        ], does hereby certify, pursuant to Section 8(j) of the underwriting agreement dated October 4, 2012 (the “Underwriting Agreement”) incorporated by reference in the Pricing Agreement dated October 4, 2012 (the “Pricing Agreement”), between Banco Bilbao Vizcaya Argentaria, S.A., a sociedad anónima incorporated under the laws of the Kingdom of Spain (the “Guarantor”) and BBVA U.S. Senior, S.A. Unipersonal, a sociedad anónima incorporated under the laws of the Kingdom of Spain (the “Company”), on the one hand, and the Underwriters named therein (the “Underwriters”), on the other hand, on behalf of the Company and to the best of [his] [her] knowledge, after reasonable investigation, that:

(i)	attached hereto as Exhibit A are true, complete and correct copies of the By-laws (Estatutos) of the Company as in full force and effect at all times since [—], to and including the date hereof; the Company is as of this date in good standing under Spanish law; no amendment or other document relating to the By-laws has been filed with the office of the Mercantile Registry of Vizcaya since the filing on [—];

(ii)	[The following to be added, if applicable] attached hereto as Exhibit B is a true, complete and correct copy of the public deed of issuance (escritura de emisión) for the Designated Securities, registered with the Mercantile Registry of Vizcaya, and such public deed has not been modified, amended or revoked and is in full force and effect at all times since [—], to and including the date hereof; a copy of the publication of the announcement of the issue in the Official Gazette of the Mercantile Registry (Boletín Oficial del Registro Mercantil); and a copy of the PE-1 form with the número de operación financiera (N.O.F.) assigned by the Bank of Spain;

(iii)	attached hereto as Exhibit C is a true, complete and correct specimens of the global certificate representing the Designated Securities;

(iv)	the representations and warranties of the Company in the Underwriting Agreement are accurate at and as of [the Time of Delivery];

(v)	the Company has performed all of its obligations under the Underwriting Agreement to be performed at or prior to [the Time of Delivery];

(vi)

the Final Term Sheet[, together with [list any other Issuer Free Writing Prospectuses listed in an appendix to the Pricing Agreement] and [list any other “free writing prospectus”, as defined in Rule 405 under the Act, that the parties to the Underwriting Agreement have expressly agreed in writing to treat as part of the Pricing Disclosure Package],] has been filed with the Commission within the applicable time period prescribed for such filing by Rule 433(d) under the Act and the

Prospectus as amended or supplemented in relation to such Designated Securities has been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) of the Underwriting Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission; and all requests for additional information on the part of the Commission have been complied with; and

(vii)	except as contemplated in the Prospectus, as amended or supplemented, since the Applicable Time there has not occurred (i) any change or decrease specified in the letter or letters referred to in Section 8(e) of the Underwriting Agreement or (ii) any change, or any development involving a prospective change, in or affecting the financial condition, earnings, business, operations, prospects or properties of the Guarantor and the Guarantor’s subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and at or after the Applicable Time, no rating of the Company’s securities or the Guarantor’s securities shall have been lowered by Moody’s, S&P or Fitch, and other than announcements made prior to the Applicable Time, none of Moody’s, S&P or Fitch shall have publicly announced that it has under surveillance or review with possible negative implications any rating of the Company’s securities or the Guarantor’s securities.

Capitalized terms used but not defined herein shall have the meanings assigned to them in the Underwriting Agreement and the Pricing Agreement.

IN WITNESS WHEREOF, I have executed this certificate on behalf of the Company as of the date first written above.

By:
Name:
Title:

I, [        ], the [        ] of the Company, do hereby certify that [        ] is the duly elected or appointed, qualified and acting [        ] of the Company as of the date hereof and that the signature set forth opposite [his] [her] name is [his] [her] true and genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name as of the date first written above.

By:
Name:
Title: